As filed with the Securities and Exchange Commission on March 27, 2003
                                     An Exhibit List can be found on page II-11.
                                                     Registration No. 333-102433


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------

                               Amendment No. 1 to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                              PEABODYS COFFEE, INC.
                 (Name of small business issuer in its charter)

     NEVADA                            5812                      87-0468654
(State or other             (Primary Standard Industrial      (I.R.S. Employer
Jurisdiction of              Classification Code Number)     Identification No.)
Incorporation or
Organization)

                           3845 ATHERTON ROAD, SUITE 9
                            ROCKLIN, CALIFORNIA 95765
                                 (916) 632-6090
          (Address and telephone number of principal executive offices and principal place of business)

                           TODD N. TKACHUK, PRESIDENT
                              PEABODYS COFFEE, INC.
                           3845 ATHERTON ROAD, SUITE 9
                            ROCKLIN, CALIFORNIA 95765
                                 (916) 632-6090
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
_________

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------
                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM
                                                      OFFERING        AGGREGATE
   TITLE OF EACH CLASS OF          AMOUNT TO BE       PRICE PER       OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED(1)      SHARE(2)        PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common stock, $.001 par value      18,750,000(3)        $.18         $3,375,000        $310.50
---------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       3,750,000(4)        $.25         $  937,500        $ 86.25
  issuable upon exercise
  of Warrants
---------------------------------------------------------------------------------------------------
  Total                            22,500,000                        $4,312,500        $396.75*
---------------------------------------------------------------------------------------------------

*$374.33 of the filing fee has been previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on March 19, 2003, which was $.18 per share.

(3) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(4)  Includes  a  good  faith  estimate  of  the  shares   underlying   warrants
exercisable at $.25 per share to account for market fluctuations.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MARCH 27, 2003

                              PEABODYS COFFEE, INC.
                              22,500,000 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 22,500,000 shares of our common stock, including up to 18,750,000 shares of common stock underlying convertible debentures and up to 3,750,000 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into our common stock at the lower of $0.30 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "PBDY". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on March 20, 2003, was $.23.

     INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is _______, 2003.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Peabodys Coffee, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY


     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.


                              PEABODYS COFFEE, INC.

     We are a retailer and marketer of certified organic branded specialty coffee beverages and packaged whole bean coffees. We own and operate retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California. We have also established wholesale operations and entered the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues under our Black Rhino Coffee(TM) brand. For the nine and three months ended December 31, 2002, we generated revenues in the amount of $1,987,106 and $598,714 and net losses of $851,086 and $325,131, respectively. In addition, for the year ended March 31, 2002, we generated revenue in the amount of $3,059,676 and a net loss of $611,965. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated July 14, 2002, have expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 3845 Atherton Road, Suite 9, Rocklin, California 95765, and our telephone number is (916) 632-6090. We are a Nevada corporation.

The Offering


Common stock offered
by selling stockholders.....  Up  to   22,500,000   shares,   including   up  to
                              18,750,000   shares  of  common  stock  underlying
                              convertible  debentures  in the amount of $750,000
                              and up to 3,750,000  issuable upon the exercise of
                              common  stock  purchase  warrants  at an  exercise
                              price of $.25 per share,  based on current  market
                              prices  and  assuming   full   conversion  of  the
                              convertible  debentures  and the full  exercise of
                              the  warrants  (includes a good faith  estimate of
                              the shares underlying  convertible  debentures and
                              shares  underlying  warrants to account for market
                              fluctuations,    and    antidilution   and   price
                              protection adjustments, respectively). This number represents 51% of our current outstanding stock.

Common stock to be
outstanding after the
offering....................  Up to 44,118,476 shares

Use of proceeds.............  We will not receive any proceeds  from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. In addition, we have received gross proceeds $500,000 from the sale of the convertible debentures and the investors are obligated to provide us with an additional $250,000 within five business days of this prospectus being declared effective. The proceeds received from the sale of the convertible debentures will be used for business development purposes, working capital needs, payment of consulting, legal and finders fees, short-term borrowing repayment and the satisfaction of IRS obligations and legal settlements.


Over-The-Counter Bulletin
Board Symbol................  PBDY

     The above information regarding common stock to be outstanding after the offering is based on 21,618,476 shares of common stock outstanding as of
December 31, 2002 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on December 20, 2002 for the sale of (i) $750,000 in convertible debentures and (ii) warrants to buy 1,875,000 shares of our common stock. In connection with the Securities Purchase Agreement dated December 20, 2002, we entered into a term sheet which provided for a total investment of up to $5,000,000, of which the future investment of up to $4,250,000 is subject to agreement by both parties on mutually acceptable terms. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

     o    $250,000 was disbursed on December 20, 2002;

     o    $250,000 was disbursed on January 23, 2003; and

     o    $250,000   will  be  disbursed   within  five  business  days  of  the
          effectiveness of this prospectus.

     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

     The debentures bear interest at 10%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. As of March 20, 2003, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0967 and, therefore, the conversion price for the convertible debentures was $.04835. Based on this conversion price, the $750,000 convertible debentures, excluding interest, were convertible into 15,511,892 shares of our common stock.


The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.


     We incurred net losses of $611,965 for the year ended March 31, 2002 and $821,376 for the year ended March 31, 2001. For the nine months ended December 31, 2002, we incurred a net loss of $851,086. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of Black Rhino Coffee(TM) and increase the operating contribution of our full service operations. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require up to approximately $500,000 to fund our continued operations for the next twelve months, depending on revenue from operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.


IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy, including rapid growth in establishing the Black Rhino Coffee brand. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.


OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated July 14, 2002, our independent auditors stated that our financial statements for the year ended March 31, 2002 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended March 31, 2002 in the amount of $611,965 and stockholders deficit of $120,499 as of March 31, 2002. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY BE REQUIRED TO PAY OUTSTANDING SECURED PROMISSORY NOTES WHICH ARE CURRENTLY IN DEFAULT. IF WE ARE REQUIRED TO REPAY THE OUTSTANDING DEBT OUR WORKING CAPITAL MAY DEPLETED OR WE MAY BE REQUIRED TO RAISE ADDITIONAL FUNDS TO REPAY SUCH DEBT. OUR FAILURE TO REPAY THE SECURED PROMISSORY NOTES COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


     In an earlier private placement, we offered and sold units, with each unit consisting of a secured promissory note ("Secured Note") and warrants to purchase common stock. We are now obligated to make quarterly payments on the interest outstanding and to repay such Secured Notes. As of December 31, 2002, we were in default on the principal balance of the Secured Notes in the amount of $35,000 and approximately $36,824 in arrears on such interest payments relating to the Secured Notes. Under the terms of the Security Agreement relating to the Secured Notes, a noteholder has the right to:


     o    declare all principal and interest immediately due and owing;
     o exercise its rights and remedies under the California Commercial Code as a secured creditor having a security interest in the collateral, which includes, but is not limited to, equipment, inventory, accounts, trademarks and tradenames and other intellectual property rights (the "Collateral"), and, in particular, sell any part of the Collateral; and
     o exercise any other rights or remedies of a secured party under California law.

As of the date hereof, we have not received any notice of default relating to the Secured Notes. It is our understanding that the noteholders lien has lapsed due to the noteholders failure to file a continuation with the California Secretary of State. Due to the noteholders failure to file a continuation, the California Secretary of State has purged the lien from its records.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT CUSTOMER BASE OR ATTRACT A NEW CUSTOMER BASE WE WILL BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

     Our four largest clients represent 59.6% of our gross revenue for the year ended March 31, 2002. The four largest clients represented 63.4% of the gross revenue for the year ended March 31, 2001. We would likely experience a material decline in revenues if we were to lose any of our major clients.

HIGH QUALITY CERTIFIED ORGANIC COFFEE IS LIMITED IN AVAILABILITY AND TRADED ON A NEGOTIATED BASIS. IF WE ARE UNABLE TO OBTAIN AN ADEQUATE SUPPLY OF CERTIFIED ORGANIC COFFEE, THEN OUR PROFITS MAY BE NEGATIVELY IMPACTED.

     The supply and price of coffee are subject to significant volatility. Although most coffee trades in the commodity market, coffee of the quality sought by our company tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. We acknowledge that high quality certified organic coffee is limited in availability. We depend upon our relationship with our roaster, with coffee brokers and importers and with exporters for our supply of certified organic green coffee. We believe, based on relationships established with our suppliers in the past, that the risk of non-delivery is low. However, an increase in the prices of specialty coffees could have an adverse effect on our profitability.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO MANAGE ANY SUBSTANTIAL EXPANSION OF OUR BUSINESS, AND A FAILURE TO DO SO COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR OPERATING RESULTS.

     Our success will require significant expansion of our business. Any such expansion could place a significant strain on our resources and would require us to hire additional personnel to implement additional operating and financial controls and improve coordination between marketing, administration and finance functions. We would be required to install additional reporting and management information systems for sales monitoring, inventory control and financial reporting. There can be no assurance that we would be able to manage any substantial expansion of our business, and a failure to do so could have a materially adverse effect on our operating results.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. TKACHUK OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Todd Tkachuk, our President, Chief Financial Officer and Secretary. Loss of the services of Mr. Tkachuk could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Tkachuk. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE RECENTLY COMMENCED SALES TO SUPERMARKETS, SPECIALTY FOOD STORES AND OTHER MASS RETAIL VENUES. AS WE HAVE RECENTLY COMMENCED ACTIVITIES IN MASS RETAIL MARKETS, WE DO NOT HAVE INFORMATION WITH RESPECT TO SALES WITHIN THE MASS RETAIL MARKET AND WE CANNOT GUARANTEE THAT WE WILL BE SUCCESSFUL IN THIS MARKET. IF WE ARE NOT SUCCESSFUL IN ESTABLISHING OUR COMPANY WITHIN THE MASS RETAIL MARKET OUR REVENUE MAY BE SEVERELY IMPACTED.

     Our company's strategic goal is to establish our packaged consumer Black Rhino Coffee(TM) brand in domestic mass retail markets. We recently shipped orders of Black Rhino Coffee(TM) to major national food distributors in Kansas, South Carolina, Pennsylvania and Virginia. We do not presently have any information with respect to the levels of retail sales of these products, if any. Due to our lack of information with respect to the retail sales of Black Rhino Coffee(TM), we cannot at this time determine if our initial efforts to enter the mass retail markets have been successful or if these efforts will ever be successful. If we are not successful in entering the mass retail market our revenue may be severely impacted.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
----------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


     As of December 31, 2002, we had 21,618,476 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 15,511,892 shares of common stock at current market prices, and outstanding options and warrants to purchase 1,875,000 shares of common stock. In addition, pursuant to the Plan and Agreement of Reorganization and merger we assumed the rights and obligations or convertible promissory noted that are convertible into 75,604 shares. Furthermore, there are currently outstanding 4,386,429 options to purchase shares of our common stock and outstanding warrants to purchase 1,204,907 shares of our common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of March 20, 2003 of $0.23.

                                                       Number           % of
% Below         Price Per        With Discount       of Shares       Outstanding
 Market           Share             at 50%            Issuable          Stock
 ------           -----             ------            --------          -----

  25%             $.1725            $.08625           8,695,652         28.69%
  50%             $.115             $.0575           13,043,478         37.63%
  75%             $.0575            $.02875          26,086,957         54.68%

     As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 18,750,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


     In December 2002, we entered into a Securities Purchase Agreement for the sale of an aggregate of

$750,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 10% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $500,000 convertible debentures outstanding, the investor is obligated to purchase additional convertible debentures in the aggregate of $250,000. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 20.23% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.


     As of March 20, 2003, our executive officers, directors and affiliated persons beneficially owned approximately 20.23% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:


     o    elect or defeat the election of our directors;
     o    amend or prevent amendment of our articles of incorporation or bylaws;
     o effect or prevent a merger, sale of assets or other corporate transaction; and
     o control the outcome of any other matter submitted to the stockholders for vote.

     As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.


     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:


     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS


     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. In addition, we have received gross proceeds $500,000 from the sale of the convertible debentures and the investors are obligated to provide us with an additional $250,000 within five business days of this prospectus being declared effective. The proceeds received from the sale of the convertible debentures will be used for business development purposes, working capital needs, payment of consulting, legal and finders fees, short-term borrowing repayment and the satisfaction of IRS obligations and legal settlements.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board under the symbol "PBDY". Our common stock has been quoted on the OTCBB since November of 1997.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                               High($)       Low ($)
                               -------       -------
         2000
     Second Quarter             1.75          0.25
     Third Quarter              0.51          0.2188
     Fourth Quarter             0.25          0.065

         2001
     First Quarter              0.1563        0.0625
     Second Quarter             0.14          0.03
     Third Quarter              0.85          0.04
     Fourth Quarter             1.38          0.38

         2002
     First Quarter              0.755         0.51
     Second Quarter             0.88          0.42
     Third Quarter              0.60          0.22
     Fourth Quarter             0.38          0.25

HOLDERS


     As of January 2, 2003, we had approximately 458 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 4800 South, Suite 100, Salt Lake City, Utah 84117.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."


NINE MONTHS ENDED DECEMBER 31, 2002 (UNAUDITED) COMPARED TO NINE MONTHS ENDED DECEMBER 31, 2001 (UNAUDITED)

REVENUES

     Net revenues for the nine months ended December 31, 2002 decreased 7.1% to $1,987,106 from $2,138,873 for the same period in fiscal 2001. This decrease was primarily due to the closure of two hospital kiosk locations in Southern California during the quarter ended June 30, 2002. These locations accounted for approximately $362,000 of the decrease in revenue for the nine months ended December 31, 2002. In addition, our new Black Rhino Coffee(TM) product line began shipping during the quarter ended September 30, 2002. Sales of this product accounted for approximately $89,000 of our net revenue for the nine months ended December 31, 2002.

COSTS AND EXPENSES

     Cost of sales for the nine months ended December 31, 2002 increased 3.4% to $831,518 from $804,565 for the same period in fiscal 2001. As a percentage of net revenues, cost of sales increased to 41.8% for the nine months ended December 31, 2002 from 37.6% for the comparable period in fiscal 2001. Our two former hospital locations in Southern California had operated at a combined 36% cost of sales. The increase as a percent of net revenues is primarily due to the closure of these two hospital locations and the resulting shift in the mix of cost of sales from our remaining operating units.

     Employee compensation and benefits for the nine months ended December 31, 2002 increased to $1,051,710 from $992,021 for the same period in fiscal 2001. As a percentage of net revenues, employee compensation and benefits increased to 52.9% for the nine months ended December 31, 2002 from 46.4% for the comparable period in fiscal 2001. The increase as a percent of net revenues is primarily due to higher staffing levels at our retail cafe relative to our traditional sites, and increased workers compensation insurance rates in effect throughout the state of California.

     General and administrative expenses for the nine months ended December 31, 2002 increased to $258,003 from $234,409 for the same period in fiscal 2001. As a percentage of net revenues, general and administrative expenses increased to 13.0% for the nine months ended December 31, 2002 from 11.0% for the comparable period in fiscal 2001. The increase as a percent of net revenues is primarily due to new costs related to the sale of our organic Black Rhino Coffee(TM) brand, in particular slotting fees and commissions incurred to place the product for sale.

     Occupancy costs for the nine months ended December 31, 2002 decreased to $231,851 from $244,886 for the same period in fiscal 2001. As a percentage of net revenues, occupancy costs increased to 11.7% for the nine months ended December 31, 2002 from 11.4% for the comparable period in fiscal 2001.

     Director and professional fees for the nine months ended December 31, 2002 increased to $282,803 from $191,866 for the same period in fiscal 2001. The majority of these expenses result from the engagement of various consultants and legal fees to assist us in obtaining growth financing and in penetrating new markets with our packaged consumer brand of Black Rhino Coffee(TM).

     Operating losses for the nine months ended December 31, 2002 increased to $764,424 from $426,980 the same period in fiscal 2001. As a percentage of net revenues, operating losses increased to 38.5% for the nine months ended December 31, 2002 from 20.0% for the comparable period in fiscal 2001. The increased operating loss is primarily due to higher employee compensation and benefits costs and higher director and professional fees.

     Legal expense related to our pending litigation against a former executive amounted to $153,253 for the nine months ended December 31, 2002. On May 8, 2002, we initiated legal action against our former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee of our company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between us and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. The ultimate ability of our company to pursue relief against Mr. Young remains to be determined, and there can be no assurance that we will be successful in pursuing our claims in that forum. We have settled our claims against the former employee.

NET LOSS

     Net loss for the nine months ended December 31, 2002 increased to $851,086 from $392,176 for the same period in fiscal 2001. As a percentage of net revenues, net losses increased to 42.8% for the nine months ended December 31, 2002 from 18.3% for the comparable period in fiscal 2001.


YEAR ENDED  MARCH 31, 2002  (AUDITED)  COMPARED TO THE YEAR ENDED MARCH 31, 2001
--------------------------------------------------------------------------------
(AUDITED)
---------

     For the year ended March 31, 2002, the Statements of Loss show a 42.8% increase in sales and a 51.0% increase in gross profit over the prior year. Although we incurred a net loss for the year ended March 31, 2002, the stockholders' deficit decreased due to proceeds from equity financing.

REVENUES

     Net revenues for the year ended March 31, 2002 increased 42.8% to $3,059,676 from $2,141,946 for the corresponding period in fiscal 2001. This was due primarily to the addition of five new sites in Southern California since March 2001. Kiosk and retail outlet sales accounted for 100% of revenues for both periods. For the year ended March 31, 2002, net revenue was generated from eight different major clients, with the largest client representing 24% of total net revenue.


     During the year ended March 31, 2002, eight units were closed or relocated due to unacceptable unit level operating performance. For the year ended March 31, 2002, these eight units accounted for $97,923 of our net revenue, and $6,869 of the total operating loss. We designate a kiosk or retail store to be profitable at the "unit level" when the kiosk generates net income after accounting for all expenses directly related to the specific unit. These direct expenses consist of: cost of goods sold, occupancy costs, operating expenses and fully loaded labor costs which include employer contributions, benefits and workers compensation. This "unit level" profitability measure is an internal measure of performance and is not a measure of financial performance under GAAP.


COSTS AND EXPENSES

     Cost of goods sold for the year ended March 31, 2002 increased to $1,149,629 from $876,738 for the same period in fiscal 2001. As a percentage of net revenues, cost of goods sold decreased to 37.6% for the year ended March 31, 2002 from 40.9% for the comparable period in fiscal 2001. The decrease as a percentage of net revenues was primarily due to the elimination of certain low margin products and continued efforts to obtain favorable pricing from our suppliers.

     Employee compensation and benefits for the year ended March 31, 2002 increased to $1,445,385 from $1,102,508 for the same period in fiscal 2001. As a percentage of net revenues, employee compensation and benefits decreased to 47.2% for the year ended March 31, 2002 from 51.5% for the comparable period in fiscal 2001. The decrease as a percentage of net revenues was primarily due to increased revenues and the efficiencies gained from corporate and administrative labor cost controls.

     General and administrative expenses for the year ended March 31, 2002 increased to $303,688 from $256,717 for the same period in fiscal 2001. As a percentage of net revenues, general and administrative expenses decreased to 9.9% for the year ended March 31, 2002 from 12.0% for the comparable period in fiscal 2001. The decrease as a percentage of net revenues was primarily due to improved cash controls, training cost savings resulting from reduced employee turnover, and reductions in expenses related to maintenance, telephone, and travel.

     Occupancy costs for the year ended March 31, 2002 increased to $341,657 from $276,382 for the same period in fiscal 2001. As a percentage of net revenues, occupancy costs decreased to 11.2% for the year ended March 31, 2002 from 12.9% for the comparable period in fiscal 2001. The decrease as a percentage of net revenues was primarily due to new client contracts at lower revenue sharing rates.

     Director and professional fees for the year ended March 31, 2002 decreased to $316,651 from $372,662 for the same period in fiscal 2001. The majority of these expenses result from the engagement of various consultants to assist us in obtaining growth financing and in the penetration of new markets.

     Operating losses for the year ended March 31, 2002 decreased to $632,402 from $922,879 for the same period in fiscal 2001. As a percentage of net revenues, operating losses decreased to 20.7% for the year ended March 31, 2002 from 43.1% for the comparable period in fiscal 2001.

NET LOSS

     Net loss for the year ended March 31, 2002 decreased to $611,965 from $821,376 for the same period in fiscal 2001. As a percentage of net revenues, net losses decreased to 20.0% for the year ended March 31, 2002 from 38.3% for the comparable period in fiscal 2001.

LIQUIDITY & CAPITAL RESOURCES
-----------------------------


     Despite our "unit level" profitability, we have not been profitable. As the accompanying financial statements show, for the nine months ended December 31, 2002, we had a net operating loss of $764,424, and an overall net loss of $851,086. At December 31, 2002, we had a working capital deficit of $785,199, and a stockholders' deficit of $290,235. We designate a kiosk or retail store to be profitable at the "unit level" when the kiosk generates net income after accounting for all expenses directly related to the specific unit. These direct expenses consist of: cost of goods sold, occupancy costs, operating expenses and fully loaded labor costs which include employer contributions, benefits and workers compensation. This "unit level" profitability measure is an internal measure of performance and is not a measure of financial performance under GAAP.

     We intend to satisfy our liquidity needs on a short-term basis through the use of the proceeds received from the sale of the secured convertible debentures pursuant to the Securities Purchase Agreement dated December 20, 2002. We anticipate meeting our long-term liquidity needs through the internal cash flows generated by expected sales growth from our Black Rhino Coffee(TM) brand, if any. Furthermore, we will attempt to limit our long-term liquidity needs through the implementation of cost control measures applied to our operations.


     Management plans to address these challenges by building on the successful launch of its organic Black Rhino Coffee(TM) brand into the U.S. mass retail sector. The brand achieved significant awareness at its introduction in May 2002 at the FMI supermarket convention in Chicago. The benefit of this channel of trade is that a small number of orders can significantly increase corporate revenues and earnings. Management believes that entry to this new market sector will expose us to different and potentially more fertile financing opportunities - such as project-based non-dilutive debt financing secured by purchase order or accounts receivable notes. These financing opportunities will require the pre-approval of the holders of the secured convertible debentures. Management believes this is a crucial new opportunity for our company given the continuing uncertainty of conventional equity markets.

     Management also believes our strategic alliance with Marathon Global will facilitate rapid market penetration by providing a level of credibility and negotiating strength otherwise unavailable to us. Management further believes that our gradual transition from reliance on full-service units to an asset-light company concentrating more on brand ownership and management will reduce the capital needs for future large tangible asset acquisitions.


     Cash applied to investing activities for the nine months ended December 31, 2002 consisted of capital additions to property and equipment of $77,526, disposals of property and equipment of $57,379, brand development costs of $65,269, and decreases to deposits of $13,115. The capital additions were primarily related to costs associated with refurbishing existing kiosks and the purchase of exhibition materials for the launch of the Black Rhino Coffee(TM) brand. Brand development costs are associated with the design, development and launch of the Black Rhino Coffee(TM) brand.

     We had net cash provided from financing activities for the nine months ended December 31, 2002 totaling $743,152. In January 2002, we secured a line of credit for up to $300,000. This line of credit is for the acquisition of equipment and kiosks as well as for meeting working capital needs. Cash from financing activities primarily consists of $289,000 from net long-term borrowings under the line of credit, and $126,658 net proceeds from the sale of our stock. These amounts were primarily utilized in our day-to-day operations.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on December 20, 2002 for the sale of (i) $750,000 in convertible debentures and (ii) warrants to buy 1,875,000 shares of our common stock. In connection with the Securities Purchase Agreement dated December 20, 2002, we entered into a term sheet which provided for a total investment of up to $5,000,000, of which the future investment of up to $4,250,000 is subject to agreement by both parties on mutually acceptable terms. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:


     o    $250,000 was disbursed on December 20, 2002;


     o    $250,000 was disbursed on January 23, 2003; and


     o    $250,000   will  be  disbursed   within  five  business  days  of  the
          effectiveness of this prospectus.


     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement. These funds from the sale of the convertible debentures will be used for business development purposes, working capital needs, payment of consulting, legal and finders fees, short-term borrowing repayment and the satisfaction of IRS obligations and legal settlements.


     The debentures bear interest at 10%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                                    BUSINESS

OVERVIEW


     We are a Nevada corporation engaged in the retailing and marketing of certified organic branded specialty coffee beverages and packaged whole bean coffees. We plan to focus our efforts on establishing wholesale operations to enter the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues. We currently sell our coffee beverages and whole bean coffees through company-operated retail stores and espresso bars (kiosks), positioned primarily in corporate and institutional locations and have made our initial sales of Black Rhino Coffee(TM) to four distribution centers in central and eastern United States. As ofDecember 31, 2002, we operated 10 coffee kiosks and two retail stores located throughout California. Our four largest clients represent 59.6% of our gross revenue for the year ended March 31, 2002 and 63.4% of the gross revenue for the year ended March 31, 2001, which gross revenues were generated through our company-operated retail stores and espresso bars (kiosks).

     As described in more detail below, despite profitability with respect to individual stores and kiosks, as a whole we have not been profitable. As shown in the accompanying financial statements for the fiscal year ended March 31, 2002, we had a net operating loss of $632,402, and an overall net loss of $611,965. For the nine months ended December 31, 2002, we had a net operating loss of $764,424 and an overall net loss of $851,086.


     We have recently converted all our operations from the use of conventionally grown coffee to using only certified organic coffee. Our organic coffees are independently certified by Quality Assurance International, a global leader in organic certification who recently announced its accreditation from the United States Department of Agriculture to certify organic claims under the United States Department of Agriculture's National Organic Program. We have developed the Black Rhino Coffee(TM) trade name for marketing certified organic coffee.

OUR BACKGROUND

PEABODYS CA

     Our current business began with the formation of Peabodys Coffee, Inc., a California corporation, in 1995. Co-founder Todd Tkachuk (who is currently one of our officers and directors) conceived of a company that would contract with foodservice companies, which held contracts for institutional venues such as corporate facilities, universities or hospitals. Peabodys CA would enter into a subcontract with the client (which had a general contract to provide food services to the host facility) to install coffee kiosks at the host organization. In return, Peabodys CA paid the client a percentage of the gross revenues generated by each kiosk. The Peabodys CA model is the basis of our existing full service retail operations today.

THE MERGER

     On March 12, 1999, we entered into a Plan and Agreement of Reorganization with Peabodys CA. Prior to March 12, 1999 we operated under the name, Mine-A-Max Corporation, a Nevada corporation. We were a development stage mining company until our merger with Peabodys CA. We were initially incorporated under the laws of the State of Nevada on July 26, 1989 with the name Kimberly Mines, Inc. for the purpose of mineral exploration and mine development. Several months later we were the surviving company in a merger with Blue Ute Mining & Exploration, Inc., a Utah corporation. On August 15, 1997, we changed our name to Mine-A-Max Corporation. The Plan and Agreement of Reorganization provided for a share exchange in which we offered shareholders of Peabodys CA one share of our common stock in exchange for one share of Peabodys CA common stock. The shares were offered by us in reliance on the exemption from registration provided by Rule 506 of Regulation D. The Plan and Agreement of Reorganization provided further that, after we had acquired a majority of the outstanding stock of Peabodys CA, we would effect a merger of Peabodys CA into our company. On March 15, 1999 we filed an Amendment to Articles of Incorporation with the State of Nevada changing our name from Mine-A-Max Corporation to Peabodys Coffee, Inc. On June 30, 1999, we effected a merger with Peabodys CA as the disappearing corporation and our company as the surviving corporation. All shares of Peabodys CA common stock were converted to shares of our common stock.

INDUSTRY OVERVIEW

     We believe that the specialty coffee industry will continue to grow. According to Mr. Robert F. Nelson, President and CEO of the National Coffee Association, "...in 2001, 10% of American adults say they drink gourmet coffee every day, that is, premium whole bean or ground varieties - exactly double from a year ago." Mr. Nelson also reported, "...occasional consumption of specialty coffee has surged during the past five years in the United States, increasing from 35% of the adult population in 1997 to 62% in 2001 - from 80 million to 127 million drinkers." (transcript of presentation titled "U.S. Coffee Trends:
1991-2001," in May 2001). According to the Specialty Coffee Association of America, total U.S. retail sales of specialty coffee beverages were $5.3 billion in 2000 while retail sales of specialty coffee beans reached $2.5 billion.

     We believe that several factors have contributed to the increase in demand for specialty coffee and will continue to do so, including:

     o Greater consumer awareness of specialty coffee as a result of its increasing availability;

     o Increased quality differentiation over commercial grade coffees by consumers;

     o Increased demand for all premium food products, including specialty coffee, where the differential in price from the commercial brands is small compared to the perceived improvement in product quality and taste;

     o Ease of preparation of specialty coffees resulting from the increased use of automatic drip coffee makers and home espresso machines; and

     o Increased pace and pressures of everyday life. Specialty coffee fits within the "affordable luxury" or "small self-indulgence" categories, and as such directly addresses a significant trend among consumers to make low-cost self-reward purchases to temper the stresses of everyday life.

SUSTAINABLE COFFEES

     The industry buzzword "Sustainable Coffee" emerged to represent a broad spectrum of ideas relating to the production and consumption of specialty coffees. In September 1997, the Specialty Coffee Association of America created a special task force to define the term. The result was the adoption of a Statement of Understanding, which defined the issue as having three legs:
Environmental, Economic, and Social.

     We believe that most coffee consumers are unaware of the many environmental, economic, and social ramifications surrounding the production of coffee. We also believe that the majority of the conventional coffee industry does not meet two basic tests of sustainability: protection of the environment and social fairness. We believe a growing number of coffee producers, coffee companies and consumers are actively taking steps to encourage the coffee industry to move toward more environmentally friendly practices and toward practices which are more economically and socially beneficial for producers.

     Three categories of coffees attempt to meet some or all of these criteria; they are Organic, Shade Grown and Fair Trade, collectively termed "sustainable coffees". Each sustainable coffee has its own criteria, creating considerable confusion. Fair Trade coffee means that coffee farmers receive fair payments in the form of a "floor" price for their beans. Although this allows coffee farmers to make minimal profits during depressed market conditions, Fair Trade guidelines do not adequately address issues surrounding the environment, biodiversity, species preservation or whether or not the coffee trees come from genetically modified rootstocks. Shade Grown refers to the condition under which the coffee is grown. Shade Grown coffees ensure that multiple species have habitat and that there is preservation of the dwindling tropical rainforests. However, Shade Grown does not address the use of agrochemicals, or whether the coffee trees come from genetically modified rootstocks. Nor does Shade Grown coffee address important socioeconomic issues.

CERTIFIED-ORGANIC COFFEE

     Certified Organic coffee is produced with methods that preserve the soil and prohibit the use of agrochemicals. Organic coffee farming ensures that shade-friendly varieties of coffee are planted and that full-sun hybrids or genetically modified coffee trees cannot (by law) be used. In addition, we believe, similar to Fair Trade, Certified-Organic coffees offer a premium to farmers and during low markets Certified-Organic farmers are able to turn profits. As Taylor Maid Farms' Roastmaster, Mark Inman states, "The checks and balances that result from an organic system comes from the interaction of a wide variety of life forms. Organic agriculture is more a system of relationships than a means to a marketable seal." (from "Navigating the Sea of Terms: a Coffee Buyers' Guide," posted on Taylor Maid Farms' website). Organic growers are also rewarded with farms that remain fertile for decades, with clean water, and with good health. We believe that Certified-Organic coffee is the only coffee that addresses the social, economic and environmental issues surrounding the sustainability of the coffee industry.

     According to the Sustainable Coffee Survey of the North American Specialty Coffee Industry, published in July 2001, Organic coffee has demonstrated steady 20% annual growth rates in recent years. The Sustainable Coffee Survey of the North American Specialty Coffee Industry also indicates that consumers are willing to pay a modest premium for sustainable coffee but they prefer one-stop shopping for their food needs, and availability implies both convenience and visibility. In addition, the Sustainable Coffee Survey of the North American Specialty Coffee Industry reports that many North American supermarkets either do not stock sustainable coffees or present only one, often as a single origin or blend, and usually Organic. According to the Sustainable Coffee Survey of the North American Specialty Coffee Industry, although considerable quantities of Organic coffee are sold through the grocery and supermarket channel, their ready availability is limited to the West Coast and select urban areas.

ORGANICS

     We believe that organic products are emerging as a major trend in the U.S. market. According to Datamonitor (Natural Foods Merchandiser, Organic Trade Association), retail sales of organic products in the U.S. are growing steadily, showing an annual compound growth rate of more than 22% over the last five years. A recent study published by the Natural Marketing Institute in cooperation with the Organic Trade Association estimated that U.S. retail sales of organics in 2001 would be $9.3 billion and $20 billion by 2005 assuming a "conservative" annual growth rate of 20%.

     We believe the U.S. boom in organic products is fueled by increasing consumer demand resulting from:

     o    consumer concerns about the general safety of their food;

     o    the higher quality of certified organic products;

     o    the  social  and  environmental   benefits  that  organic   production
          represents; and

     o    the perceived health benefits of consuming organic products.

     According to Roper Starch Worldwide, in a report released in July 2001, concerns about food safety, coupled with the assurances of health benefits and high quality of certified organic products, are strengthening consumer interest in organic foods. The Roper report also indicates:

     o 51% of Americans predict that organic food will be a bigger part of their diet within the next five years;

     o Six in ten Americans (63%) buy organic foods and beverages at least occasionally;

     o Two-thirds (68%) say organics will be a major food trend in the new millennium.

     We believe that certified organic foods and beverages provide American consumers with peace of mind, an assurance of safety and the chance to cast a vote for a more environmentally friendly kind of agriculture. It is important to note that while 63% of U.S. consumers say they buy organic foods or beverages at least occasionally when they shop, we believe that the lack of availability at conventional supermarkets and grocery stores is one reason many people don't buy more organic. With high growth forecast resulting from rising consumer awareness and demand, we believe that the organic movement is clearly moving from the commercial fringes into the mainstream.

BUSINESS STRATEGY

     Our strategic goal is to establish Black Rhino Coffee(TM) as a sustainable and dominant packaged brand of certified organic coffee in the domestic mass retail market. This strategy represents our adolescence - the transition from our full service units (kiosks and retail stores) in limited-geography institutional markets to a widely distributed packaged consumer brand called Black Rhino Coffee(TM).

BLACK RHINO COFFEE(TM)

     We believe the specialty coffee market environment is one that depends heavily on brand presence for sustainable success. The Black Rhino Coffee(TM) brand differentiates itself from other specialty coffee brands by the following:

     Certified Organic Only. We offer only certified organic coffee. We do not offer any coffees that are produced using conventional coffee practices. All Black Rhino Coffee(TM) is naturally grown - no chemical pesticides, herbicides, fungicides or chemical fertilizers have ever come in contact with Black Rhino Coffee(TM) beans.

     High Quality Coffee. We source and procure the highest quality certified organic arabica beans available from the world's coffee-producing regions. Each varietal of coffee is roasted by hand in small batches to achieve its peak flavor. We believe that organically grown coffee beans mature more slowly as nature intended - resulting in superior flavor.

     Competitive Price. We believe the biggest barrier to converting non-organic consumers to quality organic products is excessive price premiums typically associated with organic products. We offer Black Rhino Coffee(TM) at prices comparable to non-organic high quality specialty brands such as Starbucks. We believe that pricing high quality organic coffee comparable to leading non-organic brands distinguishes Black Rhino Coffee(TM) from other organic coffees.

     We have begun the transition from an operations intensive company to a highly skilled corporation focusing on brand ownership and management. At the appropriate time, we intend to exit our full service operations entirely and redeploy the capital in support of our strategic goal. Full service operations are entirely different in modus operandi, capital needs, system requirements and essential management skills from those of packaged consumer brand ownership and management. We will only exit the full service business at the right time for the right price. In the meantime we will continue to give our full service operations appropriate support.

     We recognize the need to develop in-house skills for brand management. We believe this can be accomplished with a "light" but "highly skilled" central staff. Although we intend to outsource production, packaging and fulfillment, it is essential to recruit or develop top-level skills for the management of the Black Rhino Coffee(TM) supply chain. We believe that much of the sales, marketing and distribution tasks associated with the Black Rhino brand can be outsourced or executed through strategic alliances, however, we will require high quality consumer brand management skills within the organization.

FULL SERVICE OPERATIONS

     Our existing business has been developed on a business strategy based on the following concepts:

     Business and Institutional Locations. We focus on locating our coffee kiosks in business and institutional facilities. We have experienced both lower competition and reduced advertising and marketing expenses by installing kiosks in such areas, since the kiosks have a nearby captive audience of employees and students at business and institutional sites.

     Low Cost Operations. The cost of opening and operating each kiosk is less than the cost of opening and operating the fixed, retail stores operated by many other specialty coffee retailers.

     We utilize a client-host/captive-consumer model. This model has two distinctive components. The client-host component means that we establish relationships with our "clients" (large institutions and food service providers) with the intention of multiple kiosk placements within the client's area of operation. In lieu of rent, we normally pay the client a percentage of the revenues generated by each kiosk, thereby giving the client incentive to assist us in a successful kiosk placement. The captive-consumer component refers to the placement of kiosks in heavy traffic areas where people (potential customers) have already congregated for other reasons. Examples of typical placements are hospitals, or school campuses.

     Our typical site, which includes the kiosk, related components, and workspace for employees, occupies a footprint of approximately 150 square feet. Due to the client-host/captive-consumer model described above, we usually incur no fixed rental expense for this real estate. Likewise, there are usually no common area maintenance charges, and all utilities, such as electricity, heat, air conditioning, and water, are furnished by the host or client at no cost to us.


     As of December 31, 2002, we operated 10 coffee kiosks and two retail stores located throughout California. Our 12 operating units were located in the following venues: six were located at educational sites (i.e. colleges and universities); four were located at hospitals; and, two were store-front retail locations. As of December 31, 2002, we were profitable at the "unit level" at 10 locations. We designate a kiosk or retail store to be profitable at the "unit level" when the kiosk generates net income after accounting for all expenses directly related to the specific unit. These direct expenses consist of: cost of goods sold, occupancy costs, operating expenses and fully loaded labor costs which include employer contributions, benefits and workers compensation. This "unit level" profitability measure is an internal measure of performance and is not a measure of financial performance under GAAP.


EXPANSION PLANS


     As previously discussed, our strategic goal is to establish our packaged consumer Black Rhino Coffee(TM) brand in domestic mass retail markets. We believe that the strength of Marathon Global, an Arkansas corporation which is a sales and marketing consultant to our company, and its mass market relationships, supported by favorable market dynamics (see Industry Overview) will provide fast growth opportunities for the Black Rhino Coffee(TM). We have entered into a consulting agreement with Marathon which provides that in consideration of 100,000 shares of common stock and an option to purchase 200,000 shares of common stock received by Marathon, it has agreed to provide us in promoting and selling Black Rhino Coffee(TM). Marathon is also entitled to a 5% commission on all sales of Black Rhino Coffee(TM) made directly by Marathon on our behalf and 7% commission on sales made through representatives to sell Black Rhino Coffee(TM). We entered into the consulting agreement with Marathon on January 3, 2002 and it will expire on December 31, 2004. In addition, we believe that the Black Rhino Coffee(TM) brand has a compelling set of brand characteristics that clearly differentiate itself from its competitors.


     We have already experienced significant interest in our Black Rhino Coffee(TM) brand. Beginning in September 2002, we shipped orders of Black Rhino to the following major national food distributors:

          o    Associated Wholesale Grocers based in Kansas;
          o    Bi-Lo Inc. based in South Carolina;
          o    SuperValu Rich Foods based in Virginia; and
          o    SuperValu Rich Foods based in Pennsylvania.

In addition, we have secured the services of several food brokers to represent the Black Rhino Coffee(TM) brand in various regions of the U.S. Through our joint efforts with Marathon Global, we anticipate having a shelf presence in 1,000 supermarkets or mass market retailers by the middle of 2003.

     We do intend to allocate resources for the purpose of generating new growth opportunities for our full service retail operations. Should high-quality opportunities present themselves within existing geographic markets, with existing operating management and supply infrastructure, we may, given optimal conditions, open additional full service units. All existing full service operations will be given appropriate support. As previously indicated, we have clearly defined our strategic goal and focus to be the rapid development of Black Rhino Coffee(TM) as a packaged consumer brand available through mass retail markets.

MARKETING STRATEGY

RETAIL SALES OF BLACK RHINO COFFEE(TM)

     We are aware of the potential pitfalls associated with brand marketing budgets. We believe that today's consumers are nearly blind to the thousands of brand messages they are exposed to on a daily basis. The risk is to spend, spend and spend on creating consumer brand awareness and trial purchase. While we accept that a "No Spend" route is not an option, we do not anticipate any material "above the line" marketing campaigns during our initial strategic cycle aimed at establishing shelf presence in the domestic mass retail markets. We will support the brand, but only through targeted tactical programs mutually developed and implemented with our retail clients. Support costs for this grassroots approach will be identified and budgeted within the basic economic model on a project-by-project basis.

KIOSK SALES


     We plan to re-brand all of our full service retail operations to Black Rhino Coffee(TM). We fully implemented certified organic coffee into our full service operations in November 2001 and have seen positive results across the board. We anticipate that full service operations will benefit from the development of the Black Rhino Coffee(TM) brand. Full service retail units have recently gained access to packaged Black Rhino whole bean coffees as well as other quality marketing materials. Our plans to re-brand all of our full service retail operations to Black Rhino Coffee(TM) will be implemented as soon as practicable, however such plans are subject to cash constraints of our company.


SUPPLIERS

     We procure our coffee from Terranova Roasting Co., Inc. in Sacramento, California. Terranova is a Quality Assurance International certified coffee roaster serving central California. We have no contract in effect with Terranova other than the purchase orders we place. We believe that Terranova may not be able to meet our needs in the near future and that it may be necessary to contract out to other certified organic coffee roasters. We have been in contact with other qualified suppliers and certified organic roasters who could fulfill our supply requirements in the foreseeable future. Any risk associated with having only one certified organic coffee roaster, therefore, appears to be minimal.

     We participate in the selection of our green coffee beans and provide our proprietary specifications for degree of roast and blending recipes to Terranova, which in turn purchases green beans, and then roasts and blends to our exact specifications. Finished product is packaged, sealed, and shipped through our various distribution channels as ordered. We are planning changes to our supply chain in which we will purchase our own green coffee beans directly. We believe that this change may improve our gross margin for this product line in excess of 75%.

     We use only the highest quality certified organic "arabica" species of coffee. The supply and price of coffee are subject to significant volatility. Although most coffee trades in the commodity market, coffee of the quality sought by us tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. We acknowledge that high quality certified organic coffee is limited in availability. We depend upon our relationship with our roaster, with coffee brokers and importers and with exporters for our supply of certified organic green coffee. We believe, based on relationships established with our suppliers in the past, that the risk of non-delivery is low.

     In recent years, green coffee prices have been under considerable downward pressure due to oversupply, and this situation is likely to persist in the short term. We believe that low coffee price ranges generally experienced in recent years are not considered high enough to support proper farming and processing practices. With the growth of the specialty coffee segment, it is important that prices remain high enough to support world consumption of the high quality coffees. We generally try to pass on coffee price increases to our customers. There can be no assurance that we will be successful in passing on green coffee price increases without losses in sales volume or gross margin.

COMPETITION


     The specialty coffee market is highly competitive. We have a minor position within both the overall coffee industry as well as the certified organically grown segment of the coffee industry. We attempt to compete within the industry by providing superior taste and quality, value, and on the organic aspect of our product, rather than on price of our products. We compete with both large providers of specialty coffees as well as certified organically grown coffees that have supermarket shelf presence in multiple regions.However, such providers of certified organically grown coffees generally only provide such organic coffee as a supplement to their core conventional coffees. We are aware of several small regional brands with limited shelf presence, offering certified organic coffee. A number of nationwide coffee manufacturers distribute coffee products in supermarkets and convenience stores and have the potential to enter the organic coffee market.

     We are aware of other companies which sell specialty coffee from kiosks and coffee carts, but these are all very small operations with only a few kiosk locations each. We are not aware of any other company, on either a regional or national level, which specializes in sales of specialty coffee from kiosks or coffee carts on the same scale as us, or which has a number of units approaching that of our company. We acknowledge that several large, well-capitalized multi-unit retailers are capable of entering the kiosk and coffee cart market. Currently, however, to our knowledge, none of these retailers are focusing on the kiosk or coffee cart market.


INTELLECTUAL PROPERTY

     We have a registered service mark for our rhinoceros logo. We aware of another entity in North Carolina that is utilizing the name "Peabodys" in the coffee industry. The North Carolina entity has received a federal trademark registration of the name "Peabodys." We believe that we have the right to use the name "Peabodys" in the areas in which it is used by us because of first use of the name in those areas. However, if it were determined that we were not able to continue utilizing the name "Peabodys," it could have a material adverse effect on our company in that we would have to select a different name under which to do business, and we would have to re-establish any lost goodwill and name recognition. Because of its speculative nature, such potential adverse effect is impossible to quantify at this time.

     We have applications pending with the U.S. Patent and Trademark Office for the registration of the following trademarks: "Black Rhino Coffee," "Alma Blend," "Spiritu Blend," "Coffee with Body and Soul," and "Black Rhino Coffee with Rhinoceros design." We have also filed applications for the registration of the "Black Rhino Coffee" trademark in Canada and the European Community.

EMPLOYEES

     We currently have 97 employees of which 35 are full-time employees and five of which are administrative.

SEASONALITY

     Because we serve both hot and cold coffee drinks, the sales of our products at most kiosk locations do not appear to be significantly affected by the seasons. However, those kiosks located in educational facilities are affected by the seasons to the extent that sales are significantly less when school is not in session.

DESCRIPTION OF PROPERTIES

     Our principal executive offices are located at 3845 Atherton Road, Suite 9, Rocklin, California, 95765, and our telephone number is (916) 632-6090. The facility is utilized in the following manner:

     o    administrative offices;
     o    professional offices;

     o    storage and warehousing; and
     o    product development.


     The facility consists of approximately three thousand (3,000) square feet of office and warehouse space, leased for $2,957 per month. The lease expires on October 31, 2002, but was extended until October 31, 2003 pursuant to an amendment to the lease. We believe that our existing facilities are adequate for our current use.


     Our kiosks used for our day-to-day operations on our sites vary from site to site, but generally occupy 150 square feet with related equipment and display space. Standard equipment on each kiosk includes an espresso machine, espresso grinders, a coffee brewer, blender, cash register and display racks for baked goods and other non-coffee items. Kiosks are usually equipped with wheels for unit mobility, although at most sites the kiosk remains in the same location permanently. Historically, the cost of a kiosk, including internal plumbing, equipment, inventory and signage, was approximately $35,000.

LEGAL PROCEEDINGS

     On May 8, 2002, we filed an action in the United States District Court, Eastern District of California, against our former CEO, Clifford Brent Young, and others. Peabodys Coffee Inc. v. Young et al., No. S-02-994 LLK PAN. The complaint sought declaratory and injunctive relief precluding the defendants from transferring in violation of the federal securities laws unregistered stock originally issued to Mr. Young. The complaint also alleged that Mr. Young, in association with a former employee of our company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between us and a client, and in connection with other acts of competition, disparagement, and conversion. The complaint further sought Mr. Young's removal as a director of our company.

     On May 29, 2002, we moved for a temporary restraining order precluding any stock transfers and (as to Mr. Young and the former employee) from competition at certain sites that are the subject of a non-compete agreement between us and Mr. Young. Immediately prior to the May 30, 2002 hearing on that motion, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him (although he did not list the action in his bankruptcy petition). The Court denied the remainder of the motion. Subsequently, on June 17, 2002, Mr. Young resigned as our director.

     We also challenged the client's legal right to cancel the contracts. On June 25, 2002, we settled the potential dispute with the client and the former employee. The settlement provided that the client pay us in exchange for being allowed to cancel the contracts; that the claims against the former employee in Peabodys v. Young be dismissed with prejudice; and for other consideration. We have agreed with most of the other defendants who hold the unregistered stock, that the claims against them be dismissed without prejudice, in exchange for their agreement not to transfer the stock before the date such transfers may be made under the federal securities laws. We are assessing our options as to our claims against Mr. Young in light of his bankruptcy filing.

     In June 2002, we received correspondence from the trustee of the bankruptcy estate of a former vendor requesting payment on a $250,000 obligation. We believed that we had settled this obligation in 1999 with an agreement to pay $20,000. The matter has been clarified and resolved with the United States Bankruptcy Court for the Northern District of California. We are obligated to pay the sum of $20,000 over a six-month period in exchange for a release from any claim the Trustee might have against us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                          Age            Position
--------------------------------------------------------------------------------
Todd N. Tkachuk               42             President, Chief Financial Officer,
                                               Secretary and Director
John Phillips                 53             Chairman of the Board of Directors
Barry Gibbons                 56             Director
Roman Kujath                  70             Director
David Lyman                   56             Director

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

     Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

     TODD N. TKACHUK has been an officer and director of our company since our inception. In connection with the Merger, Mr. Tkachuk became President, Chief Financial Officer, and Secretary, and a Director, of our company. In January of 2000, Mr. Tkachuk became Chairman of the Board and served in that capacity until the appointment of Mr. Phillips in April 2002.. Prior to his involvement with our company, Mr. Tkachuk served as President of Tony's Coffee Company, a Vancouver, Canada-based specialty coffee company. From 1987 to 1991, Mr. Tkachuk served as President and CEO of Skytech Data Supply, a wholesale distributor of computer consumables and peripherals. Mr. Tkachuk holds a B.A. in Business Management from Western Washington University (1983).

     JOHN PHILLIPS is chairman of Arkansas-based Marathon Global, a fully integrated marketing, sales and service company, and a consultant to our company for strategic marketing, sales planning and infrastructure support. Mr. Phillips is also chairman of international wine importer Marathon Imports. For 30 years prior to his involvement with Marathon Global and Marathon International, Mr. Phillips built, owned and operated the Phillips Company supermarket chain, a privately owned retail company with sales in excess of $300 million.

     BARRY J. GIBBONS became a Director and Chairman of the Board of Peabodys CA in October 1996, and became a Director and Chairman of the Board of our company in connection with the Merger. In January of 2000, Mr. Gibbons stepped down from being Chairman of the Board, but remains as one of our directors. From January 1989 to December 1993, Mr. Gibbons served as Chief Executive Officer and Chairman of Burger King Corporation. From 1984 to 1989, Mr. Gibbons was an employee of Grand Metropolitan, the U.K.-based international food, drink and retailing group. Mr. Gibbons graduated from Liverpool University in 1969 with a degree in Economics.

     ROMAN KUJATH has been a director of Peabodys CA since June 1998, and of our company since the Merger. Mr. Kujath has been president of Roman M. Kujath Architects, Ltd. since 1975. Mr. Kujath has been responsible for over $1 billion worth of construction, including the $100 million Place De Ville in Ottawa for the Campeau Corporation. Mr. Kujath is a member of the Royal Architectural Institute of Canada, a past corporate member of the American Institute of Architects, a member of the Architectural Institute of British Columbia and the Alberta Association of Architects.

     DAVID LYMAN is currently a partner of Capital Resource Partners (formerly Jones, Taylor & Co.), a merchant banking firm providing merger and acquisition financing, capital funding and advisory services to the transportation industry. Prior to that, Dr. Lyman worked with a number of companies including Frito Lay, Pizza Hut, North American Van Lines, Capitol Records, Family Vision Centers and American Hospitality Concepts as an executive or consultant. Additionally, Dr. Lyman was a principal with the Synectics Group, a consulting firm that provided strategic funding and operating solutions to emerging companies. Dr. Lyman has a Bachelor of Arts from Dakota Wesleyan University and a Masters and PhD in Counseling Psychology from the University of Nebraska at Lincoln.

EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending March 31, 2002, 2001 and 2000 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                           Other
                                                           Annual       Restricted     Options      LTIP
   Name & Principal                 Salary      Bonus      Compen-         Stock         SARs      Payouts     All Other
       Position            Year       ($)        ($)       sation ($)    Awards($)       (#)         ($)     Compensation
------------------------  ------  ----------  ----------  ------------  -----------  -----------  ---------  ------------
Todd N. Tkachuk (1)        2002     78,000      0              0             --        720,000        --          --
  President, CEO, CFO      2001     66,000      0              0             --             --        --          --
  and Secretary            2000     66,000      10,000         0             --             --        --          --

(1) Mr. Tkachuk does not have an employment agreement with our company. He serves in his capacity as President, Chief Financial Officer and Secretary pursuant to his election to those positions by the Board of Directors.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended March 31, 2002, Mr. Tkachuk was granted an option to purchase 720,000 shares of common stock. No options were exercised by Mr. Tkachuk during the fiscal year ended March 31, 2002.

     Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending March 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION


As of December 31, 2002:


                                  Number of securities to   Weighted average
                                  be issued upon exercise   exercise price of     Number of securities
                                  of outstanding options,   outstanding options,  remaining available
Plan Category                     warrants and rights       warrants and rights   for future issuance
------------------------------    -----------------------   --------------------  --------------------
Equity compensation plans
approved by stockholders                  215,429                 $0.76                358,500

Equity compensation plans not
approved by stockholders                4,555,907                 $0.45                    -0-

Total                                   4,771,336                 $0.46                358,500

     Our two stock option plans were adopted with the approval of the stockholders. Our equity securities which have been authorized for issuance without the approval of stockholders are pursuant only to individual compensation arrangements. These arrangements are comprised of consulting agreements, broker warrants and other warrants in connection with private offerings of the our securities, and various non-plan option agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have engaged the services of Marathon Global, an Arkansas corporation, to represent us in selling our 100% organic coffee to the mass-market retail sector. Mr. Phillips, Chairman of the Board of Directors, is the owner of Marathon Global. The agreement expires December 31, 2004.


     During the year ended March 31, 2002, we purchased $43,934 of equipment from Grounds for Enjoyment, Inc., a company owned by Mr. Cliff Young, a former officer and director of our company. In addition, during the years ended March 31, 2002 and March 31, 2001, we purchased $128,762 and $18,891 of coffee and related products from Grounds.

     During the year ended March 31, 2001, we paid Fesitna, Inc., a company owned by Mr. Barry Gibbons, $24,000 as compensation for management and other services he provided for us. Mr. Gibbons serves as one of our directors.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of our common stock as of March 20, 2003


     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF       PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Todd N. Tkachuk                 Common Stock         1,241,269           5.76%              3.58%
3845 Atherton Road, Suite #9
Rocklin, CA 95765

Barry Gibbons                   Common Stock         1,455,000           6.75%              4.19%
6665 S. W. 69th Lane
Miami, FL 33143

Roman Kujath                    Common Stock           693,297           3.21%              2.00%
8926 119th Street
Edmonton, Alberta
Canada T6G 1W9

David Lyman                     Common Stock           349,480           1.62%              1.01%
2789 Hospital Road
Saginaw, MI  48603

John Phillips                   Common Stock           625,000           2.90%              1.80%
5210 Village Parkway
Rogers, AR  72758(4)

All Officers and Directors      Common Stock         4,364,046          20.23%             12.58%
As a Group (5 persons)

----------------------------


(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 2, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)  Percentage based on 21,618,476 shares of common stock outstanding.


(3)  Percentage based on 34,692,120 shares of common stock outstanding.

(4) Includes 100,000 shares of common stock and 150,000 options to purchase shares of common stock owned by Marathon Global, an Arkansas corporation, of which Mr. Phillips is the sole shareholder and officer. Marathon is also entitled to 200,000 options to purchase shares of common stock that have not fully vested as of the date hereof.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


     We are authorized to issue up to 50,000,000 shares of Common Stock, par value $.001. As of December 31, 2002, there were 21,618,476 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


     We have engaged Interwest Transfer Co., Inc., located in Salt Lake City, Utah, as independent transfer agent or registrar.

PREFERRED STOCK

The Company is not authorized to issue preferred stock.

OPTIONS

     In connection with the Plan and Agreement of Reorganization, by and between our company and Peabodys CA, dated March 12, 1999, and the merger following the Plan and Agreement of Reorganization in which we were the surviving company and Peabodys CA was the disappearing company, we assumed all rights and obligations with respect to stock options issued by Peabodys CA. Such options had been issued under Peabody CA's 1995 Stock Option Plan, and 1999 Stock Option Plan, as well as non-plan option agreements.

     There are currently outstanding options to purchase 4,386,429 shares of our common stock consisting of the following: (i) 70,000 options granted under Peabodys CA's 1995 Stock Option Plan; (ii) 145,429 options granted under Peabodys CA's 1999 Stock Option Plan; (iii) 4,171,000 options granted by us pursuant to various board resolutions as well as other non-plan option agreements, which were originally entered into by Peabodys CA, and were assumed by us in connection with the Plan and Agreement of Reorganization and the merger.

WARRANTS

     Pursuant to the Plan and Agreement of Reorganization and the merger, we assumed all rights and obligations with respect to outstanding warrants of Peabodys CA. There are currently outstanding warrants for the purchase of 1,204,907 shares of our common stock.


     In addition, in connection with a Securities Purchase Agreement dated December 20, 2002, we have issued 1,250,000 warrants to purchase shares of common stock and we are obligated to issue an additional 625,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share.


CONVERTIBLE SECURITIES


     Not including approximately 6,216,316 shares of common stock issuable upon exercise of outstanding options and warrants and 625,000 warrants that we are obligated to issue in the near future, approximately 15,587,486 shares of common stock are issuable upon conversion of outstanding promissory notes. The 625,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated December 20, 2002, which requires that the warrants be issued together with the remaining convertible debentures within five business days from the effective date of this prospectus.


     Pursuant to the Plan and Agreement of Reorganization and the merger, we assumed all rights and obligations with respect to outstanding promissory notes, originally issued by Peabodys CA in connection with an earlier financing, which are convertible into our common stock. There are currently outstanding convertible promissory notes which can be converted into 75,604 shares of our common stock.


     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on December 20, 2002 for the sale of (i) $750,000 in convertible debentures, and (ii) warrants to purchase 1,875,000 shares of our common stock. In connection with the Securities Purchase Agreement dated December 20, 2002, we entered into a term sheet which provided for a total investment of up to $5,000,000, of which the future investment of up to $4,250,000 is subject to agreement by both parties on mutually acceptable terms. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:


     o    $250,000 was disbursed on December 20, 2002;


     o    $250,000 was disbursed on January 23, 2003; and


     o    $250,000   will  be  disbursed   within  five  business  days  of  the
          effectiveness of this prospectus.


     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.


     The debentures bear interest at 10%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.30; or
     o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;
     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;
     o    privately-negotiated transactions;
     o    short sales;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:


     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


----------------------    ----------------   ----------   -----------      ----------   --------------  ----------   -----------
                                             Total
                          Total Shares of    Percentage                                                              Percentage
                          Common Stock       of Common    Shares of                                     Beneficial   of Common
                          Issuable Upon      Stock,       Common Stock     Beneficial   Percentage of   Ownership    Stock Owned
                          Conversion of      Assuming     Included in      Ownership    Common Stock    After the    After
        Name              Debentures         Full         Prospectus       Before the   Owned Before    Offering     Offering
                          and/or Warrants*   Conversion       (1)          Offering**   Offering**        (3)           (3)
----------------------    ----------------   ----------   -----------      ----------   --------------  ----------   -----------
AJW Offshore, Ltd. (2)       3,750,000         14.78%     Up to             1,135,419      4.99%           --            --
                                                          7,500,000
                                                          shares of
                                                          common stock
----------------------    ----------------   ----------   -----------      ----------   --------------  ----------   -----------
AJW Qualified                3,750,000         14.78%     Up to             1,135,419      4.99%           --            --
Partners, LLC (2)                                         7,500,000
                                                          shares of
                                                          common stock
----------------------    ----------------   ----------   -----------      ----------   --------------  ----------   -----------
AJW Partners, LLC (2)        3,750,000         14.78%     Up to             1,135,419      4.99%           --            --
                                                          7,500,000
                                                          shares of
                                                          common stock
----------------------    ----------------   ----------   -----------      ----------   --------------  ----------   -----------

* This column represents an estimated number based on a conversion price as of a recent date of March 20, 2003 of $.04835, divided into the principal amount.


**   These columns  represents  the aggregate  maximum  number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on March 20, 2003, the conversion price would have been $.04835. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3)  Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES


     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on December 20, 2002 for the sale of (i) $750,000 in convertible debentures and (ii) a warrants to buy 1,875,000 shares of our common stock. In connection with the Securities Purchase Agreement dated December 20, 2002, we entered into a term sheet which provided for a total investment of up to $5,000,000, of which the future investment of up to $4,250,000 is subject to agreement by both parties on mutually acceptable terms. The investors are obligated to provide us with the funds as follows:


     o    $250,000 was disbursed on December 20, 2002 ;


     o    $250,000 was disbursedon January 23, 2003; and


     o    $250,000   will  be  disbursed   within  five  business  days  of  the
          effectiveness of this prospectus.


     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.


     The debentures bear interest at 10%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.30; or
     o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible debentures issued pursuant to the Securities Purchase Agreement dated December 20, 2002. Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.


     The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

     We have granted the selling stockholders a security interest in all of our assets against the convertible debentures.

     A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


     The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $750,000 of debentures on March 20, 2003, a conversion price of $0.04835 per share, and the payment of accrued interest in the approximate amount of $75,000 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

$750,000 + $75,000 = $825,000/$.04835 =  17,063,081 shares

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of March 20, 2003 of $0.23.

                                                 Number of
% Below       Price Per      With Discount        Shares         Percentage of
 Market         Share            of 50%          Issuable      Outstanding Stock
 ------         -----            ------          --------      -----------------
   25%            $.1725        .08625           8,695,652          28.69%
   50%            $.115         .0575           13,043,478          37.63%
   75%            $.0575        .02875          26,086,957          54.68%

                                  LEGAL MATTERS


     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.


                                     EXPERTS

     Nicholson & Olson, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at March 31, 2002 and 2001, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Peabodys Coffee, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              PEABODYS COFFEE, INC.

                              FINANCIAL STATEMENTS


For the Nine Months Ended December 31, 2002 and December 31, 2001


     Balance Sheet                                                       F-1
     Statement of Loss and Accumulated Deficit                           F-2
     Statement of Cash Flows                                             F-3
     Notes to Financial Statements                                       F-4 to
                                                                         F-13

For the Years Ended March 30, 2002 and March 30, 2001

     Report of Independent Certified Public Accountants                  F-15
     Balance Sheet                                                       F-16
     Statement of Loss and Accumulated Deficit                           F-17
     Statement of Stockholders' Deficit                                  F-18
     Statement of Cash Flows                                             F-19
     Notes to Financial Statements                                       F-20 to
                                                                         F-33

                              PEABODYS COFFEE, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

                                                               2002            2001
                                                       ------------    ------------
ASSETS

Current Assets
   Cash                                                $     59,357    $     75,492
   Other receivables                                         24,709          44,353
   Inventories                                               83,049          60,628
   Prepaid expenses                                          72,684          19,717
                                                       ------------    ------------
         Total Current Assets                               239,799         200,190

Property and equipment (net)                                343,859         384,764
Deposits and other assets                                   162,210         101,453
                                                       ------------    ------------

         Total Assets                                  $    745,868    $    686,407
                                                       ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Accounts payable                                    $    439,676    $    339,501
   Accrued expenses                                         350,215         326,409
   Short-term borrowings                                    190,000              --
   Secured convertible debentures                             7,534              --
   Current portion of long-term debt                          2,573              --
   Bridge note financing                                     35,000          40,000
                                                       ------------    ------------
         Total Current Liabilities                        1,024,998         705,910
                                                       ------------    ------------

Long-term debt, net of current portion                       11,105              --
                                                       ------------    ------------
         Total Liabilities                                1,036,103         705,910

Stockholders' Deficit
   Common stock authorized - 50,000,000 shares,
   issued and outstanding, 21,618,476 and 18,911,024
   $.001 par value                                     $     21,618    $     18,911

   Paid-in capital                                        5,701,573       4,891,267
   Deferred expenses                                        (76,663)        (63,793)
   Accumulated deficit                                   (5,936,763)     (4,865,888)
                                                       ------------    ------------

         Total Stockholders' Deficit                       (290,235)        (19,503)
                                                       ------------    ------------

         Total Liabilities and Stockholders' Deficit   $    745,868    $    686,407
                                                       ============    ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                   STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
                                    UNAUDITED

                                                   Nine months ended              Three Months Ended
                                                      December 31,                    December 31,
                                                  2002            2001            2002            2001
                                              ------------    ------------    ------------    ------------
Sales                                         $  1,987,106    $  2,138,873    $    598,714    $    862,566

Cost of Sales                                      831,518         804,565         243,996         324,239
                                              ------------    ------------    ------------    ------------

   Gross Profit                                  1,155,588       1,334,308         354,718         538,327

Operating expenses
   Employee compensation and benefits            1,051,710         992,021         351,773         397,087
   General and administrative expenses             258,003         234,409          95,473          86,656
   Occupancy                                       231,851         244,886          71,977          96,011
   Director and professional fees                  282,803         191,866         101,588          71,880
   Depreciation and amortization                    95,645          95,001          31,875          32,247
   Other operating expenses                             --           3,105              --             605
                                              ------------    ------------    ------------    ------------
                                                 1,920,012       1,761,288         652,686         684,486
                                              ------------    ------------    ------------    ------------

   Operating Loss                                 (764,424)       (426,980)       (297,968)       (146,159)

Other income                                           242          24,000              --              --
Legal expense - former executive                  (153,253)             --          (6,874)             --
Interest and financing expense                     (37,588)        (35,275)        (20,506)        (24,458)
                                              ------------    ------------    ------------    ------------

   Net loss before extraordinary item             (955,023)       (438,255)       (325,348)       (170,617)
   Extraordinary item - forgiveness of debt        103,937          46,079             217          36,190
                                              ------------    ------------    ------------    ------------

   Net Loss                                       (851,086)       (392,176)       (325,131)       (134,427)

Accumulated Deficit, beginning of period        (5,085,677)     (4,473,712)     (5,611,632)     (4,731,461)
                                              ------------    ------------    ------------    ------------

Accumulated Deficit, end of period            $ (5,936,763)   $ (4,865,888)   $ (5,936,763)   $ (4,865,888)
                                              ============    ============    ============    ============

Earnings per common share:
   Net loss before extraordinary item         $      (0.05)   $      (0.02)   $      (0.02)   $      (0.01)
   Extraordinary item                                 0.01            0.00            0.00            0.00
                                              ------------    ------------    ------------    ------------
   Net loss                                   $      (0.04)   $      (0.02)   $      (0.02)   $      (0.01)
                                              ============    ============    ============    ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                            STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                    UNAUDITED


                                                             2002         2001
                                                       ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                               $ (851,086)  $ (392,176)
Adjustments to reconcile net loss to net cash
applied to operating activities:
   Depreciation and amortization                           95,645       95,001
   Debt settlements and forgiveness of debt              (103,937)     (46,079)
   Gain on disposal of assets                                (966)          --
   Non-cash consulting fees                                96,442           --
   Slotting fee expense                                    27,250           --
   Debenture accretion                                      7,534           --
   Other income from reduction of obligation to issue
   shares of common stock                                      --      (24,000)
Changes in operating assets and liabilities:
   Receivables                                            (92,879)     (22,848)
   Inventories                                            (19,811)     (10,245)
   Prepaid expenses                                       (12,759)      68,220
   Cash overdraft                                         (48,495)     (48,558)
   Accounts payable                                       212,057       (4,906)
   Accrued expenses                                        72,204       15,865
                                                       ----------   ----------
         Net cash applied to operating activities        (618,801)    (369,726)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                       (77,526)     (95,546)
Disposals of property and equipment                        57,379           --
Brand development costs                                   (65,269)          --
Changes to deposits and other assets                       13,115       22,076
                                                       ----------   ----------
         Net cash applied to investing activities         (72,301)     (73,470)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of stock                           122,658      525,150
Proceeds from issuance of notes payable                   639,000           --
Repayments of short-term borrowings                            --      (14,820)
Principal reductions of notes payable                     (18,506)          --
                                                       ----------   ----------
         Net cash provided by financing activities        743,152      510,330

NET INCREASE IN CASH AND
CASH EQUIVALENTS                                           52,050       67,134

CASH AND CASH EQUIVALENTS
Beginning of period                                         7,307        8,358
                                                       ----------   ----------
End of period                                          $   59,357   $   75,492
                                                       ==========   ==========

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

The notes to the financial statements include a summary of significant accounting policies and other notes considered essential to fully disclose and fairly present the transactions and financial position of the company as follows:

Note    1     -   Significant Accounting Policies

Note    2     -   Going Concern

Note    3     -   Inventories

Note    4     -   Property and Equipment, and Intangible Assets

Note    5     -   Accounts Payable

Note    6     -   Accrued Expenses

Note    7     -   Short-Term Borrowings

Note    8     -   Secured Convertible Debentures

Note    9     -   Long-Term Debt

Note   10     -   Bridge Note Financing

Note   11     -   Earnings Per Common Share

Note   12     -   Supplemental Disclosures to Statement of Cash Flows

Note   13     -   Forgiveness of Debt

Note   14     -   Commitments and Contingencies

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------
The financial statements included herein have been prepared by Peabodys Coffee Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations of the Securities and Exchange Commission. Peabodys Coffee Inc. believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with its financial statements for the year ended March 31, 2002 included on Form 10-KSB. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the financial position and the results of operations for the interim periods presented. The results of operations for the nine months ended December 31, 2002 are not necessarily indicative of the results to be expected for the full year ending March 31, 2003, or any other period.

Description of Business
-----------------------
Peabodys Coffee (the "Company") is a retailer and marketer of certified organic branded specialty coffee beverages and packaged whole bean coffees. The Company owns and operates retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California. The Company has also established wholesale operations to enter the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues under its Black Rhino Coffee(TM) brand.

Reclassifications
-----------------
Certain amounts from the December 31, 2001 financial statements have been reclassified to conform to the current period presentation.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. However, the Company has sustained operating losses since its inception and has deficits in both working capital and stockholders' equity of $785,199 and $290,235, respectively, as of December 31, 2002.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon several factors. These factors include its ability to: generate sufficient cash flows to meet its obligations on a timely basis; obtain acceptance of payment terms for certain payables to key vendors; obtain additional financing or refinancing as may be required; aggressively control costs; and, achieve profitability and positive cash flows.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 2 - GOING CONCERN (CONTINUED)

Management plans to address these challenges by building on the launch of its organic Black Rhino Coffee(TM) brand into the U.S. mass retail sector. The brand achieved significant awareness at its introduction in May 2002 at the FMI supermarket convention in Chicago. The benefit of this channel of trade is that a small number of orders can significantly increase corporate revenues and earnings. Management believes that entry to this new market sector will expose the Company to different and potentially more fertile financing opportunities - such as project-based non-dilutive debt financing secured by purchase orders or accounts receivable. Management believes this is a crucial new opportunity for the Company given the continuing uncertainty of conventional equity markets.

Management also believes its strategic alliance with Marathon Global will facilitate rapid market penetration by providing a level of credibility and negotiating strength otherwise unavailable to the Company. Management further believes that the Company's gradual transition from reliance on full-service units to an asset-light company concentrating more on brand ownership and management will reduce the capital needs for future large tangible asset acquisitions.

There is no assurance that management's plans will be successful or if successful, that they will result in the Company continuing as a going concern. Additionally, the sale of additional equity or other securities will result in dilution of the Company's stockholders ownership position.


NOTE 3 - INVENTORIES

At December 31, 2002 and 2001, inventories were comprised of the following:

                                                     2002             2001
                                             ------------     ------------
     Coffee                                  $     36,674     $     11,946
     Other food and beverage items                 18,621           28,418
     Packaging and other supplies                  27,754           20,264
                                             ------------     ------------
                                             $     83,049     $     60,628
                                             ============     ============

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 4 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

At December 31, 2002 and 2001, property and equipment were comprised of the following:

                                                     2002             2001
                                             ------------     ------------
     Kiosk carts                             $    267,733     $    261,318
     Kiosk equipment                              292,862          283,369
     Equipment and furniture                      261,357          226,996
     Signage                                       60,113           49,997
     Site improvements                            118,376          104,646
                                             ------------     ------------
                                                1,000,441          926,326
     Less: accumulated depreciation              (656,582)        (541,562)
                                             ------------     ------------
                                             $    343,859     $    384,764
                                             ============     ============

Included in other assets at December 31, 2002 and 2001, were intangible assets comprised of the following:

                                                     2002             2001
                                             ------------     ------------
     Goodwill                                $     40,930     $     40,930
     Non competition agreement                     25,000           25,000
     Trade name                                    88,253            9,595
     Kiosk design                                   2,241            2,270
     Other identifiable intangibles                14,600           16,942
                                             ------------     ------------
                                                  171,024           94,737
     Less:  accumulated amortization              (40,016)         (22,428)
                                             ------------     ------------
                                             $    131,008     $     72,309
                                             ============     ============

The Company recognized depreciation and amortization expense for the nine months ended December 31, 2002 and 2001 as follows:

                                                     2002             2001
                                             ------------     ------------

     Depreciation                            $     86,265     $     86,265
     Amortization                                   9,380            8,736
                                             ------------     ------------
                                             $     95,645     $     95,001
                                             ============     ============

NOTE 5 - ACCOUNTS PAYABLE

At December 31, 2002 and 2001, approximately 44% and 51% of the balances in accounts payable, respectively, have been outstanding for more than 90 days.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 6 - ACCRUED EXPENSES

At December 31, 2002 and 2001, accrued expenses were comprised of the following:

                                                     2002             2001
                                             ------------     ------------
     Accrued interest                        $     37,577     $     40,086
     Accrued wages                                 50,657           48,202
     Accrued sales and use tax                     32,008           32,008
     Accrued payroll taxes                        221,323          198,464
     Other                                          8,650            7,649
                                             ------------     ------------
                                             $    350,215     $    326,409
                                             ============     ============

Included in accrued payroll taxes at December 31, 2002 and 2001 are past due payroll tax obligations in the amount $205,590 and $178,162, respectively. Management has entered into a repayment plan with the Internal Revenue Service. Terms of the repayment plan require $2,500 minimum monthly installments until the obligations are satisfied.

NOTE 7 - SHORT-TERM BORROWINGS

The Company periodically borrows funds to provide short-term working capital. At December 31, 2002 and 2001, these working capital loans consist of the following:

                                                             2002         2001
                                                        ---------    ---------
     Unsecured, non-interest bearing note,
     payable to a shareholder, due February 18, 2003    $ 100,000    $      --

     Unsecured, non-interest bearing obligation,
     payable to a shareholder, due on demand               10,000           --

     Unsecured, non-interest bearing obligation,
     payable to the Company's legal counsel, due
     December 31, 2003                                     60,000           --

     Unsecured, non-interest bearing obligation,
     payable to the Company's former legal counsel,
     due in monthly installments of $3,000 through
     July 1, 2003                                          20,000           --
                                                        ---------    ---------
                                                        $ 190,000    $      --
                                                        =========    =========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 8 - SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's operation and expansion, as of December 20, 2002, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 10% Convertible Debentures. The debentures bear interest at a rate of 10% per annum, payable quarterly in common stock or cash at the option of the Purchasers. The debentures are to be sold in three separate tranches. The first tranche, in the amount of $250,000, was consummated December 20, 2002 and the convertible debentures relating to the first tranche are due December 20, 2003. The aggregate net proceeds of the December 2002 tranche, after payment of some related expenses, was approximately $201,000. The terms of the securities purchase agreement and related agreements restrict the Company's ability to issue stock without the Purchasers' approval, except to comply with existing contractual arrangements; specifically with investors holding bridge notes, notes payable, options and warrants.

The debentures initially are convertible into shares of common stock at the lesser of $0.30 per share or 50% of the average of the three lowest intraday trading prices for a share of common stock during the twenty trading days immediately preceding conversion.

Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, using the intrinsic value method, the Company allocated the total $250,000 debenture to the conversion feature resulting in a corresponding credit to additional paid in capital. The Company is amortizing over the life of the debentures as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the conversion price. For the current period, the amortization amounted to $7,534 for the debentures due December 20, 2003.

Upon the issuance of the December 2002 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123. As of the date of this report no warrants have been exercised.

Subsequent to December 31, 2002, the second tranche of $250,000 has been received under similar terms and conditions as the first tranche.

NOTE 9 - LONG-TERM DEBT

The Company has fully utilized a $300,000, unsecured line of credit with a related party. Each advance against this line of credit is evidenced by an interest-bearing note. For each note, the Company is obligated to issue a warrant to purchase one share of common stock for each dollar borrowed, at an exercise price of $0.40 per share.

Through December 31, 2002, certain note holders discharged the Company of $289,960 of its obligations under the notes, and relinquished their rights to purchase 294,000 shares of common stock in exchange for 1,449,801 shares of the Company's common stock.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 9 - LONG-TERM DEBT (CONTINUED)

The outstanding balance at December 31, 2002 is summarized as follows.

                                                             2002          2001
                                                        ---------     ---------
10% note, unsecured, payable in monthly installments
of $212.47 including interest, due 04/30/07             $   9,073     $      --

10% note, unsecured, payable in monthly installments
of $106.24 including interest, due 05/30/07                 4,605            --

Less current portion                                       (2,573)           --
                                                        ---------     ---------
                                                        $  11,105     $      --
                                                        =========     =========

Aggregate maturities of long-term debt over the next five years are as follows:

     Twelve months ended December 31                Amount
     -------------------------------              ---------
              2003                                $   2,573
              2004                                    2,842
              2005                                    3,140
              2006                                    3,468
              2007                                    1,655
                                                  ---------
                                                  $  13,678
                                                  =========

NOTE 10 - BRIDGE NOTE FINANCING

In May 1996, the Company issued "units" consisting of secured convertible promissory notes and warrants to purchase the Company's common stock. As of December 31, 2002 and 2001, there were $35,000 and $40,000, respectively, of bridge notes outstanding. The notes are secured by all assets of the Company.

The Company is obligated to make quarterly interest payments on the principal balance outstanding at nine percent (9%) per annum and to repay such principal balance in full on December 31, 1998. As of December 31, 2002 and 2001, the Company has accrued $36,824 and $34,224, respectively, of interest payable on these notes. As of December 31, 2002, the Company has not received any notice of default relating to the notes.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 11 - EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing net income by the average number of common shares and common stock equivalents outstanding during the period. The weighted average number of common shares outstanding during the nine months ended December 31, 2002 and 2001, were 20,181,720 and 16,593,043, respectively.

Common stock equivalents are the net additional number of shares that would be issuable upon the exercise of the outstanding common stock options and warrants. For the nine months ended December 31, 2002 and 2001, fully diluted earnings per common share are equal to basic earnings per common share because the effect of potentially dilutive securities underlying the stock options and warrants are anti-dilutive and therefore not included.

NOTE 12 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

Non-cash investing and financing transactions for the nine months ended December 31, 2002 and 2001 are as follows:

                                                                      2002         2001
                                                                 ---------    ---------
     Issuance of common stock in exchange for
          services provided                                      $  85,000    $  88,750

     Issuance of common stock in exchange for
          discharge of obligations on long-term
          borrowings, trade payables and other liabilities         300,356       10,400

     Trade payables and accrued expenses forgiven                  103,937       46,079

     Conversion of trade payables to short-term note                80,217           --

     Credit memos issued to customers for slotting agreements       88,500           --

     Sale of equipment in exchange for obligations
          on trade payables and other liabilities                       --       47,195

     Reduction of obligation to issue shares of common stock            --       24,000

     Issuance of common stock in exchange for
          property and equipment                                        --       10,000

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
                                    UNAUDITED

NOTE 13 - FORGIVENESS OF DEBT

Forgiveness of debt amounted to $103,937 and $46,079 for the nine months ended December 31, 2002 and 2001, respectively. This income represents the forgiveness of trade payables and accrued expenses recorded as expenses in the current and prior years. Significant transactions relating to the forgiveness of debt are explained in the following paragraphs.

On September 30, 2002, the Company's legal counsel agreed to forgive accrued legal fees totaling $75,059. These fees were accrued in the Company's litigation against a former executive.

On August 26, 2002, the Company's legal counsel agreed to accept an option to purchase 250,000 shares of common stock, with an exercise price of $0.15 per share as full and final settlement for accrued legal fees totaling $24,665. These fees were accrued in the Company's regular course of business.

On December 31, 2001, a client of the Company agreed to forgive accrued revenue sharing obligations totaling $35,026. The Company continues to operate its retail espresso coffee bar kiosks at the client's facilities.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

On May 8, 2002, the Company initiated legal action against its former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee of the Company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between the Company and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. The ultimate ability of the Company to pursue relief against Mr. Young remains to be determined, and there can be no assurance that the Company will be successful in pursuing its claims in that forum. The Company has settled its claims against the former employee.

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these contingencies would not have a material adverse effect on the Company's results of operations or financial condition at December 31, 2002 and 2001.

                              PEABODYS COFFEE, INC.
                             (A NEVADA CORPORATION)


                          INDEPENDENT AUDITOR'S REPORT
                                       AND
                              FINANCIAL STATEMENTS


                                   YEARS ENDED
                             MARCH 31, 2002 AND 2001

                                                                       NICHOLSON
                                                                         & OLSON
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                   729 Sunrise Avenue, Suite 303
                                                     Roseville, California 95661
                                                                  (916) 786-7997

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
Shareholders of Peabodys Coffee, Inc.


We have audited the accompanying balance sheets of Peabodys Coffee, Inc. (a Nevada corporation) as of March 31, 2002 and 2001, and the related statements of loss, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peabodys Coffee, Inc. as of March 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net deficit in both working capital and stockholders' equity, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Nicholson & Olson
Certified Public Accountants
Roseville, California
July 14, 2002

                              PEABODYS COFFEE, INC.
                                 BALANCE SHEETS
                             MARCH 31, 2002 AND 2001

ASSETS                                                           2002             2001
                                                         ------------     ------------
Current Assets
   Cash                                                  $      7,307     $      8,358
   Other receivables                                           20,330           21,505
   Inventories                                                 63,238           50,383
   Prepaid expenses                                            45,536           84,133
                                                         ------------     ------------
         Total Current Assets                                 136,411          164,379

Property and equipment (net)                                  415,610          421,414
Deposits and other assets                                     142,767          102,376
                                                         ------------     ------------
         Total Assets                                    $    694,788     $    688,169
                                                         ============     ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Cash overdraft                                        $     48,495     $     48,558
   Accounts payable                                           412,072          420,081
   Accrued expenses                                           279,720          310,544
   Other current liabilities                                       --           52,000
   Short-term borrowings                                           --           14,820
   Current portion of long-term debt                            6,491               --
   Bridge note financing                                       35,000           40,000
                                                         ------------     ------------
         Total Current Liabilities                            781,778          886,003
                                                         ------------     ------------

Long-term debt, net of current portion                         33,509               --
                                                         ------------     ------------
         Total Liabilities                                    815,287          886,003

Stockholders' Deficit
   Common stock authorized - 50,000,000 shares,
   issued and outstanding, 19,048,524 and 14,120,217,
   $.001 par value                                             19,049           14,120

   Paid-in capital                                          4,946,129        4,261,758
   Accumulated deficit                                     (5,085,677)      (4,473,712)
                                                         ------------     ------------
         Total Stockholders' Deficit                         (120,499)        (197,834)
                                                         ------------     ------------

         Total Liabilities and Stockholders' Deficit     $    694,788     $    688,169
                                                         ============     ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                               STATEMENTS OF LOSS
                       YEARS ENDED MARCH 31, 2002 AND 2001

                                                          2002             2001
                                                  ------------     ------------

Sales                                             $  3,059,676     $  2,141,946

Cost of Sales                                        1,149,629          876,738
                                                  ------------     ------------

         Gross Profit                                1,910,047        1,265,208

Operating Expenses
   Employee compensation and benefits                1,445,385        1,102,508
   General and administrative expenses                 303,688          256,717
   Occupancy                                           341,657          276,382
   Director and professional fees                      316,651          372,662
   Depreciation and amortization                       131,964          126,959
   Loss on disposal of property and equipment               --           34,481
   Other operating expenses                              3,104           18,378
                                                  ------------     ------------
         Total Operating Expenses                    2,542,449        2,188,087
                                                  ------------     ------------

         Operating Loss                               (632,402)        (922,879)

Other income                                            24,000           32,000
Interest and other expense                             (58,230)         (18,877)
                                                  ------------     ------------

   Net loss before extraordinary item                 (666,632)        (909,756)
   Extraordinary item - forgiveness of debt             54,667           88,380
                                                  ------------     ------------

         Net Loss                                 $   (611,965)    $   (821,376)
                                                  ============     ============

Earnings Per Common Share:
   Net loss before extraordinary item             $      (0.04)    $      (0.09)
   Extraordinary item                                      .00              .01
                                                  ------------     ------------
   Net loss                                       $      (0.04)    $      (0.08)
                                                  ============     ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                       YEARS ENDED MARCH 31, 2002 AND 2001

                                      Common Stock             Additional                          Total
                              ----------------------------      Paid-in        Accumulated      Stockholders'
                                 Shares          Amount         Capital          Deficit          Deficit
                              ------------    ------------    ------------     ------------     ------------
Balance at March 31, 2000        8,059,304    $      8,059    $  3,244,942     $ (3,652,336)    $   (399,335)

Conversion of convertible
   debt into common stock           20,000              20          19,980               --           20,000
Exercise of warrants and
   stock options                   339,525             339          70,523               --           70,862
Stock issued under
   settlement agreements         1,243,055           1,244         238,264               --          239,508
Sale of common stock             3,288,333           3,288         350,219               --          353,507
Stock issued under service
   agreements                      670,000             670         313,330               --          314,000
Stock issued under
   non-compete agreement           500,000             500          24,500               --           25,000
Net Loss                                --              --              --         (821,376)        (821,376)
                              ------------    ------------    ------------     ------------     ------------

Balance at March 31, 2001       14,120,217          14,120       4,261,758       (4,473,712)        (197,834)

Conversion of convertible
   debt into common stock           12,500              13           4,987               --            5,000
Exercise of warrants and
   stock options                   354,807             355            (355)              --               --
Stock issued under
   settlement agreements             6,000               6           2,394               --            2,400
Sale of common stock             2,440,000           2,440         532,710               --          535,150
Stock issued under service
   agreements                    1,875,000           1,875         126,875               --          128,750
Stock issued under asset
   purchase agreements             240,000             240          17,760               --           18,000
Net Loss                                --              --              --         (611,965)        (611,965)
                              ------------    ------------    ------------     ------------     ------------

Balance at March 31, 2002       19,048,524    $     19,049    $  4,946,129     $ (5,085,677)    $   (120,499)
                              ============    ============    ============     ============     ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2002 AND 2001

                                                                 2002             2001
                                                         ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                 $   (611,965)    $   (821,376)
Adjustments to reconcile net loss to net cash
applied to operating activities:
   Depreciation and amortization                              131,964          126,959
   Gain on extraordinary item - forgiveness of debt           (54,667)         (88,380)
   Loss on disposal of property and equipment                      --           34,481
   Other income from reduction of obligation to issue
   shares of common stock                                     (24,000)         (32,000)
Changes in operating assets and liabilities:
   Receivables                                                  1,175            6,361
   Inventories                                                (12,855)          (9,935)
   Prepaid expenses                                           144,016          233,278
   Cash overdraft                                                 (63)          48,558
   Accounts payable                                            75,002           38,931
   Accrued expenses                                           (29,573)         128,985
                                                         ------------     ------------
         Net cash applied to operating activities            (380,966)        (334,138)
                                                         ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale and transfer of equipment                      8,745           22,500
Additions to property and equipment                          (155,156)         (68,100)
Changes to deposits and other assets                          (34,004)          (9,894)
                                                         ------------     ------------
         Net cash applied to investing activities            (180,415)         (55,494)
                                                         ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term borrowings                 40,000               --
Proceeds from issuance of short-term borrowings                    --          225,200
Principal reductions of short-term borrowings                 (14,820)        (115,000)
Net proceeds from sale of stock                               535,150          285,532
Payments on capital lease obligations                              --           (1,113)
                                                         ------------     ------------
         Net cash provided by financing activities            560,330          394,619
                                                         ------------     ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (1,051)           4,987

CASH AND CASH EQUIVALENTS
Beginning of year                                               8,358            3,371
                                                         ------------     ------------
End of year                                              $      7,307     $      8,358
                                                         ============     ============

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

The notes to the financial statements include a summary of significant accounting policies and other notes considered essential to fully disclose and fairly present the transactions and financial position of the company as follows:

Note 1     -    Significant Accounting Policies

Note 2     -    Related Party Transactions

Note 3     -    Going Concern

Note 4     -    Inventories

Note 5     -    Acquisitions

Note 6     -    Property and Equipment, and Intangible Assets

Note 7     -    Accounts Payable

Note 8     -    Accrued Expenses

Note 9     -    Short-Term Borrowings

Note 10    -    Lease Obligations

Note 11    -    Long-Term Debt

Note 12    -    Income Taxes

Note 13    -    Bridge Note Financing

Note 14    -    Stock Options and Warrants

Note 15    -    Earnings Per Common Share

Note 16    -    Supplemental Disclosures to Statement of Cash Flows

Note 17    -    Forgiveness of Debt

Note 18    -    Risks and Uncertainties

Note 19    -    Concentrations

Note 20    -    Commitments and Contingencies

Note 21    -    Subsequent Events

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Description of Business
-----------------------
Peabodys Coffee, Inc. (the "Company") owns and operates retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California and Nevada. The Company has gained access to this segment of the specialty coffee market by contracting with existing food service providers such as Sodexho America, Aramark, and The Compass Group, and by contracting directly with host facilities. The Company's product offerings include: high quality coffee and espresso beverages, fruit smoothies, pastries, accompaniments, and coffee related accessories.

Estimates and Assumptions
-------------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Depreciation and amortization are primarily accounted for on the straight-line method over the estimated useful lives of the assets, generally ranging from five to seven years. The amortization of site improvements is based on the shorter of the lease term or the life of the improvement.

Intangible Assets
-----------------
Goodwill represents the excess of acquisition costs over the fair value of assets acquired. It is the Company's policy that goodwill and certain intangible assets with indeterminable lives will be evaluated based on the ongoing profitability of the assets in order to determine if any impairment of the net value has occurred. No impairment of the net goodwill value has occurred during the years ended March 31, 2002 and 2001.

Non-compete agreements and other intangible assets with determinable lives, if any, are amortized on a straight-line basis over the term of the agreement or estimated useful life.

Income Taxes
------------
The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of computing deferred income taxes.

Inventories
-----------
Inventories are stated at the lower of cost (first-in, first-out method) or market.

Stock Transaction Costs
-----------------------
Transaction costs related to the sale of common shares are recorded as a reduction to capital raised by the Company.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Compensated Absences
--------------------
Employees of the Company are entitled to paid vacation depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Fair Value of Financial Instruments
-----------------------------------
The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments. The carrying value of long-term debt approximates fair value.

Reclassifications
-----------------
Certain amounts from the March 31, 2001 financial statements have been reclassified to conform to the current year presentation.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2002 and 2001, the following stock option and warrant transactions occurred with members of the Company's board of directors:

                                                         2002          2001
                                                   ----------    ----------
     Options and warrants granted,
          prices from $.05 to $.20 per share        2,160,000           -0-

     Options and warrants expired                         -0-           -0-

     Options and warrants exercised,
          price $.04 per share                            -0-       112,500

     Options and warrants cancelled,
          price $.05 per share                        720,000           -0-

     Options and warrants held at year-end,
          prices from $.05 to $.80 per share        1,707,429       267,429

At March 31, 2002 and 2001, amounts due to and due from related parties consisted of the following:

                                                         2002          2001
                                                   ----------    ----------
     Receivables from related parties              $   10,188    $   13,285
                                                   ==========    ==========

     Payables to related parties                   $   22,285    $   25,176
                                                   ==========    ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 2 - RELATED PARTY TRANSACTIONS (CONTINUED)

Related parties provided management and other services to the Company on various business issues. Fees incurred for such services during the years ended March 31, 2002 and 2001 amounted to $-0- and $24,000, respectively.

Purchases from a related party supplier for the years ended March 31, 2002 and 2001 totaled $43,934 and $-0- for equipment, and $128,762 and $18,891 for coffee and related products, respectively.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. However, the Company has sustained operating losses since its inception and has deficits in both working capital and stockholders equity of $645,367 and $120,499, respectively, as of March 31, 2002.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon several factors. These factors include its ability to: generate sufficient cash flows to meet its obligations on a timely basis; obtain acceptance of payment terms for certain payables to key vendors; obtain additional financing or refinancing as may be required; aggressively control costs, and; achieve profitability and positive cash flows.

Management plans to address these challenges by building on the successful launch of its organic Black Rhino Coffee(TM) brand into the U.S. mass retail sector. The brand achieved significant awareness at its introduction in May 2002 at the FMI supermarket convention in Chicago. The benefit of this channel of trade is that a small number of orders can significantly increase corporate revenues and earnings. Management believes that entry to this new market sector will expose the Company to different and potentially more fertile financing opportunities - such as project-based non-dilutive debt financing secured by purchase order or accounts receivable notes. Management believes this is a crucial new opportunity for the Company given the continuing uncertainty of conventional equity markets.

Management also believes its strategic alliance with Marathon Global will facilitate rapid market penetration by providing a level of credibility and negotiating strength otherwise unavailable to the Company. Management further believes its engagement of Ark of Commerce will lead to increased investor awareness and significant new sources of financing. Management further believes that the Company's gradual transition from reliance on full-service units to an asset-light company concentrating more on brand ownership and management will reduce the capital needs for future large tangible asset acquisitions.

There is no assurance that management's plans will be successful or if successful, that they will result in the Company continuing as a going concern. Additionally, the sale of additional equity or other securities will result in dilution of the Company's stockholders.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 4 - INVENTORIES

At March 31, 2002 and 2001, inventories were comprised of the following:

                                                         2002          2001
                                                   ----------    ----------
     Coffee                                        $   17,330    $   11,895
     Other merchandise held for sale                   33,722        22,631
     Packaging and other supplies                      12,186        15,857
                                                   ----------    ----------
                                                   $   63,238    $   50,383
                                                   ==========    ==========

NOTE 5 - ACQUISITIONS

During the year ended March 31, 2001, the Company purchased certain assets of a coffee roasting company in Van Nuys, California, in exchange for the promise to issue up to 320,000 shares of common stock at $0.20 per share. Terms of the agreement specify that the actual number of shares to be issued is reduced each month until the seller obtains the release of certain liens from the assets. During the year ended March 31, 2002, the seller obtained the required release of the liens, resulting in the issuance of 40,000 shares. There is no further obligation to issue additional shares.

The purchase price has been allocated to the acquired assets on the basis of their estimated fair value on the date of acquisition. The fair value of the assets acquired is summarized as follows:

     Inventory                                     $   11,662
     Roasting equipment                                52,338
                                                   ----------
                                                   $   64,000

Effective December 12, 2000, the Company transferred possession of the above roasting equipment for $20,000 to an unrelated party. The book value of the equipment was adjusted at September 30, 2000 to its net realizable value. During the year ended March 31, 2002, clear title to the equipment was obtained and the sale of the equipment was finalized.

NOTE 6 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

At March 31, 2002 and 2001, property and equipment were comprised of the following:

                                                         2002          2001
                                                   ----------    ----------
     Kiosk carts                                   $  281,983    $  276,133
     Kiosk equipment                                  293,415       263,345
     Equipment and furniture                          232,482       245,443
     Signage                                           50,613        48,598
     Site improvements                                127,434        81,266
                                                   ----------    ---------
                                                      985,927       914,785
     Less: accumulated depreciation                  (570,317)     (493,371)
                                                   ----------    ----------
                                                   $  415,610    $  421,414
                                                   ==========    ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 6 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS (CONTINUED)

Included in other assets at March 31, 2002 and 2001, were intangible assets comprised of the following:

                                                         2002          2001
                                                   ----------    ----------
     Goodwill                                      $   40,930    $   40,930
     Non competition agreement                         25,000        25,000
     Trade name                                        22,673         9,595
     Kiosk design                                       1,170         1,170
     Other identifiable intangibles                    14,600        14,600
                                                   ----------    ----------
                                                      104,373        91,295
     Less: accumulated amortization                   (30,636)      (13,692)
                                                   ----------    ----------
                                                   $   73,737    $   77,603
                                                   ==========    ==========

The Company recognized depreciation and amortization expense for the years ended March 31, 2002 and 2001 as follows:

                                                         2002          2001
                                                   ----------    ----------
     Depreciation                                  $  115,020    $  118,312
     Amortization                                      16,944         8,647
                                                   ----------    ----------
                                                   $  131,964    $  126,959
                                                   ==========    ==========

NOTE 7 - ACCOUNTS PAYABLE

At March 31, 2002 and 2001, approximately 39% and 63% of the balances in accounts payable, respectively, have been outstanding for more than 90 days.

NOTE 8 - ACCRUED EXPENSES

At March 31, 2002 and 2001, accrued expenses were comprised of the following:

                                                         2002          2001
                                                   ----------    ----------
     Accrued interest                              $   32,272    $   29,320
     Accrued wages                                     47,393        49,739
     Estimated use tax                                 32,008        29,959
     Accrued payroll taxes                            162,397       197,231
     Other                                              5,650         4,295
                                                   ----------    ----------
                                                   $  279,720    $  310,544
                                                   ==========    ==========

The Company has accrued past due payroll tax obligations to the Internal Revenue Service and the State of California. As of March 31, 2002 and 2001, the total amounts past due were $134,827 and $178,303, respectively. As of March 31, 2002, the past due payroll tax obligations to the State of California have been fully satisfied. The Company continues to work with the Internal Revenue Service and has made timely payroll tax deposits since July 2001. Subsequent to March 31, 2002, the Company has paid an additional $38,000 towards the past due obligation to the Internal Revenue Service.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 9 - SHORT-TERM BORROWINGS

During the year ended March 31, 2002 and 2001, the Company borrowed funds to provide short-term working capital. These working capital loans are unsecured, non-interest bearing, and amounted to $-0- and $14,820 as of March 31, 2002 and 2001, respectively.

NOTE 10 - LEASE OBLIGATIONS

The Company leases office space under an operating lease expiring October 31, 2002, with an option to renew for one additional year. Rental expense under this lease agreement amounted to $32,086 and $32,901 for the years ending March 31, 2002 and 2001, respectively.

During the year ended March 31, 2002, the Company entered a long-term lease for store space under an operating lease expiring January 31, 2008, with an option to renew for an additional five years. Rental expense under this lease agreement amounted to $16,750 for the year ended March 31, 2002.

Future minimum rental payments under these operating leases are as follows:

         Year ended March 31                           Amount
         -------------------                        ---------
                  2003                              $  58,749
                  2004                                 54,752
                  2005                                 57,488
                  2006                                 60,366
                  2007                                 63,380
                  Thereafter                           55,000
                                                    ---------
                                                    $ 349,735
                                                    =========

NOTE 11 - LONG-TERM DEBT

At March 31, 2002, the Company has available a $300,000, unsecured line of credit with a related party. Each advance against this line of credit is evidenced by an interest bearing note. For each note, the Company is obligated to issue a warrant to purchase one share of common stock for each dollar borrowed, at an exercise price of $ 0.40 per share. The outstanding balance at March 31, 2002 is summarized as follows.

                                                         2002          2001
                                                   ----------    ----------
     10% note, unsecured, payable in monthly
     installments of $849.88 including interest,
     due 03/31/07                                  $   40,000    $     -0-

     Less current portion                              (6,491)         -0-
                                                   ----------    ----------
                                                   $   33,509    $     -0-
                                                   ==========    ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 11 - LONG-TERM DEBT (CONTINUED)

Aggregate maturities of long-term debt over the next five years are as follows:

     Year ended March 31                               Amount
     -------------------                            ---------
              2003                                  $   6,491
              2004                                      7,170
              2005                                      7,921
              2006                                      8,751
              2007                                      9,667
                                                    ---------
                                                    $  40,000

NOTE 12 - INCOME TAXES

The Company has recorded a valuation allowance as an offset to the income tax benefits of its net operating losses for the years ended March 31, 2002 and 2001. This allowance is due to the uncertainty of realizing the necessary income to utilize the loss carry forwards.

In addition to future income consideration, there is additional uncertainty as to the ultimate availability of some or all of the net operating losses due to past and potential future ownership changes. Income tax laws can severely limit the availability of losses after a certain level of ownership changes. Due to the complexity of these rules coupled with ongoing losses the Company has not determined any potential limitation.

The Company's net operating loss carryovers and related expiration dates are as follows:

                        Expires                                Expires
         Federal       Tax Year              California        Tax Year
         -------       --------              ----------        --------
     $    480,000          2008             $       -0-        Expired
        1,014,000          2009                     -0-        Expired
        1,034,000          2010                     -0-        Expired
          935,000          2017                  96,000           2002
          635,000          2018                 317,000           2003
          585,000          2019                 322,000           2004
          350,000          2021                 193,000           2006
     ------------                           -----------
     $  5,033,000                           $   928,000
     ============                           ===========

The details of deferred tax assets and liabilities are as follows:

                                                         2002          2001
                                                   ----------    ----------
     Deferred tax liabilities                      $      -0-    $      -0-
     Deferred tax assets                            1,340,000     1,290,000
     Valuation allowance                           (1,340,000)   (1,290,000)
                                                   ----------    ----------
     Net deferred tax asset                        $      -0-    $      -0-
                                                   ==========    ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 13 - BRIDGE NOTE FINANCING

In May 1996, the Company issued "units" consisting of secured convertible promissory notes and warrants to purchase the Company's common stock. As of March 31, 2002 and 2001, there were $35,000 and $40,000, respectively, of bridge notes outstanding. The notes are secured by all assets of the Company.

The Company is obligated to make quarterly interest payments on the principal balance outstanding at nine percent (9%) per annum and was obligated to repay the principal balance in full on December 31, 1998. As of March 31, 2002 and 2001, the Company has accrued $32,132 and $29,376 of interest payable on these notes, respectively. As of March 31, 2002, the Company has not received any notice of default relating to the notes.

NOTE 14 - STOCK OPTIONS AND WARRANTS

The  Company  maintains  stock  option  plans  under which the Company may grant
incentive   stock  options  and   non-qualified   stock  options  to  employees,
consultants and non-employee directors.

Under the 1995 and 1999 Stock Option Plans, the Company can grant options to purchase common shares, up to an aggregate of 500,000 shares for each plan. The maximum term of the options is ten years. Options vest and expire according to the terms established at the grant date.

Under the 1995 Plan, options to purchase 70,000 shares of common stock, at an exercise price of $0.80 per share, were outstanding as of March 31, 2002 and 2001.

Under the 1999 Plan, options to purchase 145,429 and 163,429 shares of common stock, at an exercise price ranging from $0.70 to $1.00 per share, were outstanding as of March 31, 2002 and 2001, respectively

Non plan options to purchase 3,046,000 and 450,000 shares of common stock were outstanding as of March 31, 2002 and 2001, respectively, at an exercise price ranging from $0.05 to $2.00 per share.

The Company accounts for its stock-based awards using the intrinsic value method in accordance with APB Opinion 25 and related interpretations. Accordingly, no compensation expense has been recognized in the financial statements.

SFAS 123 requires the disclosure of pro forma net income/loss and net income/loss per share as if the Company adopted the fair value method of accounting for stock-based awards. Had compensation costs for the Company's stock-based compensation plans been accounted for using the fair value method at the grant dates using the Black-Scholes model, the Company's net loss and net loss per share would not have changed for the years ending March 31, 2002 and 2001.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 14 - STOCK OPTIONS AND WARRANTS (CONTINUED)

A summary of the status of the Company's employee stock option plans as of March 31, 2002 and 2001 is presented below:

     Number of Options:                                  2002          2001
     -----------------                             ----------    ----------
     Outstanding at beginning of year                 683,429       920,929
     Granted                                        3,396,000       495,000
     Exercised                                        (70,000)     (312,275)
     Canceled                                        (720,000)      (68,000)
     Forfeited                                        (28,000)     (352,225)
                                                   ----------    ----------
     Outstanding at end of year                     3,261,429       683,429
                                                   ==========    ==========

     Exercisable                                    2,116,279       665,429
                                                   ==========    ==========

The number of options outstanding, and the exercise prices as of March 31, 2002 and 2001 are as follows:

     Exercise Price                                      2002          2001
     --------------                                ----------    ----------
       $ 0.05                                       1,626,000           -0-
       $ 0.20                                         320,000       150,000
       $ 0.25                                         200,000           -0-
       $ 0.35                                         200,000           -0-
       $ 0.40                                         200,000           -0-
       $ 0.50                                         200,000           -0-
       $ 0.70                                         127,429       127,429
       $ 0.80                                          70,000        70,000
       $ 1.00                                         118,000       136,000
       $ 1.50                                         100,000       100,000
        $2.00                                         100,000       100,000
                                                   ----------    ----------
                                                    3,261,429       683,429
                                                   ==========    ==========

A summary of the status of the Company's warrants as of March 31, 2002 and 2001 is presented below:

     Number of Warrants:                                 2002          2001
     ------------------                            ----------    ----------
     Outstanding and exercisable at
       beginning of year                            1,428,638     1,136,823
     Granted                                          240,000       359,315
     Exercised                                       (308,731)      (27,250)
     Canceled                                             -0-           -0-
     Forfeited                                            -0-       (40,250)
                                                   ----------    ----------
     Outstanding and exercisable at end of year     1,359,907     1,428,638
                                                   ==========    ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 14 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The number of warrants outstanding, and the exercise prices as of March 31, 2002 and 2001 are as follows:

     Exercise Price                                      2002          2001
     --------------                                ----------    ----------
       $ 0.10                                         150,000       150,000
       $ 0.35                                         100,000       100,000
       $ 0.40                                          40,000           -0-
       $ 0.50                                         200,000           -0-
       $ 0.70                                         332,500       641,231
       $ 1.00                                         337,407       337,407
       $ 2.00                                         100,000       100,000
        $2.50                                         100,000       100,000
                                                   ----------    ----------
                                                    1,359,907     1,428,638
                                                   ==========    ==========

NOTE 15 - EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing net income by the average number of common shares and common stock equivalents outstanding during the year. The weighted average number of common shares outstanding during the years ended March 31, 2002 and 2001, were approximately 17,195,799 and 10,005,796, respectively.

Common stock equivalents are the net additional number of shares that would be issuable upon the exercise of the outstanding common stock options and warrants. For the years ended March 31, 2002 and 2001, fully diluted earnings per common share are equal to basic earnings per common share because the effect of potentially dilutive securities under the stock option plans and warrants are anti-dilutive and therefore not included.

NOTE 16 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

Non-cash investing and financing transactions for the years ended March 31, 2002 and 2001 are as follows:

                                                            2002          2001
                                                      ----------    ----------
     Issuance of common stock in exchange for
        services provided                             $  128,750    $  314,000

     Trade payables and accrued expenses forgiven         54,667        88,380

     Conversion of obligations on trade payables,
        accrued expenses, other liabilities, and
        bridge notes into shares of common stock          15,400       398,346

     Sale of equipment in exchange for obligations
          on trade payables and other liabilities         47,195           -0-

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 16 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS (CONTINUED)

                                                            2002          2001
                                                      ----------    ----------
     Issuance of common stock in exchange for
        property and equipment                            10,000           -0-

     Acquisition of inventory and equipment financed
        with an obligation to issue common stock             -0-        64,000

     Reduction of obligation to issue shares of
        common stock                                      24,000        32,000

     Issuance of common stock in exchange for a
          non-compete agreement                              -0-        25,000

NOTE 17 - FORGIVENESS OF DEBT

Forgiveness of debt amounted to $54,667 and $88,380 for the years ending March 31, 2002 and 2001, respectively. This income represents the forgiveness of trade payables and accrued expenses recorded as expenses in the current and prior years. Significant transactions relating to forgiveness of debt are explained in the following paragraphs.

On December 31, 2001, a current vendor of the Company agreed to forgive $35,026 of trade payables.

On September 30, 2000, the Company's legal counsel agreed to accept a non-statutory option for the purchase of 150,000 shares of common stock, with an exercise price of $0.20 per share as full and final settlement for accrued legal fees totaling $20,000.

On December 31, 2000, a former employee of the Company agreed to forgive $34,484 of accrued expenses in exchange for warrants to purchase 100,000 shares of the Company's common stock at a price per share of $0.10.

A tax effect was not attributed to the gain as the gain will reduce the Company's prior net operating loss.

NOTE 18 - RISKS AND UNCERTAINTIES

The Company's success depends significantly upon the continued service of its President. Loss of the services of the President could have a material adverse effect on the Company's growth, revenues, and prospective business. The Company does not maintain key-man life insurance on the President.

The Company has a registered service mark for its rhinoceros logo. The Company is aware of another entity in North Carolina that is utilizing the name "Peabodys" in the coffee industry. The North Carolina entity has received a federal trademark registration of the name "Peabodys". While the Company believes that it has the right to use the name "Peabodys", if it were determined that the Company were not able to continue utilizing the name "Peabodys", it could have a material adverse effect on the Company and the Company would have to re-establish any lost goodwill and name recognition.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 19 - CONCENTRATIONS

The Company purchases 100% of its coffee bean inventory from one supplier. The Company believes the supplier's current roasting capacity may not be sufficient to meet its needs for the foreseeable future. In the event such relationship terminates or the supplier's capacity is insufficient, the Company believes that numerous other suppliers can fulfill the Company's inventory requirements.

The Company's kiosks are located throughout California. The Company has twelve contracts among these locations, with four major clients. The Company's four major clients represent 60% and 63% of its gross revenues, with the largest client in each year representing 24% and 23% for the years ended March 31, 2002 and 2001, respectively.

As of March 31, 2002 and 2001, the Company's officers and directors own approximately 13% and 15%, respectively, of the outstanding shares of common stock. The Company's dividend policy, as well as other major decisions such as wages, acquisitions and financing by the Company will be significantly influenced and controlled by such officers and directors.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

On May 8, 2002, the Company initiated legal action against its former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee of the Company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between the Company and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. The ultimate ability of the Company to pursue relief against Mr. Young remains to be determined, and there can be no assurance that the Company will be successful in pursuing its claims in that forum. The Company has settled its claims against the former employee.

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these contingencies would not have a material adverse effect on the Company's results of operations or financial condition at March 31, 2002 and 2001.

NOTE 21 - SUBSEQUENT EVENTS

Subsequent to March 31, 2002, the Company has drawn an additional $244,000 against its line of credit, under the same terms discussed in Note 11. The borrowings accrue interest at 10% per annum, payable in monthly installments over five years. In addition, 244,000 warrants to purchase common stock at $
0.40 per share are issuable in conjunction with these borrowings.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001

NOTE 21 - SUBSEQUENT EVENTS (CONTINUED)

On June 25, 2002, a dispute was settled between the Company and a client. The dispute arose as to the client's legal right to cancel contracts for two kiosk sites. Pursuant to the settlement, the client has paid the Company and the contracts have been cancelled. For the year ended March 31, 2002, these sites accounted for 24% of the Company's revenues and reduced the Company's net operating loss by approximately $184,000.

On June 26, 2002, the Company received correspondence from the trustee of the bankruptcy estate of a former vendor requesting payment on a $250,000 obligation the Company believes was settled in 1999. The Company disputes the trustee's claim and intends to clarify and resolve the matter as soon as practicable. No accrual has been recorded pending the outcome of this dispute.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $     396.75
Accounting fees and expenses           10,000.00*
Legal fees and expenses                35,000.00*
Miscellaneous                           4,544.60
                                    ------------
                    TOTAL           $  49,951.35*
                                    ============


*    Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On January 20, 2000, the Company issued 750,000 shares of its common stock to one purchaser in exchange for consideration in the amount of $300,000 or $.40 per share. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On March 31, 2000, the Company issued 5,000 shares of its common stock to one individual pursuant to an asset purchase agreement. The shares were valued at $1.00 per share. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On March 31, 2000, the Company issued 24,000 shares of its common stock to several individuals at a price of $.48 per share as a finders fee for locating site acquisitions. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On March 31, 2000, the Company issued, to an individual consultant of the Company as consideration for consulting services 5,000 shares of its common stock. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On July 1, 2000, the Company issued 12,275 shares of its common stock, at a price of $0.50 per share, upon the exercise of non-statutory stock options by a single entity. The optionee used debt forgiveness as consideration for the exercise price. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity to whom the shares were issued had a longstanding relationship with the Company, was composed of sophisticated investors, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 19, 2000, the Company issued, to an individual consultant of the Company as consideration for consulting services: (i) 150,000 shares of its common stock valued at $0.50 per share; and (ii) a warrant for the purchase of an additional 100,000 shares of its common stock. The warrant has a term of 3 years, and exercise prices of: (a) $2.00 per share for 50,000 of the shares, and
(b) $2.50 for 50,000 of the shares. The shares and warrant were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     From August 11, 2000 to September 30, 2000, the Company sold 575,000 shares of its common stock at a price of $0.20 per share in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. 375,000 of the shares issued in this offer were in exchange for cash. 200,000 of the shares issued in this offer were in exchange for debt forgiveness. The sales were to individuals and entities, each of whom was a sophisticated investor and an existing shareholder of the Company.

     On August 15, 2000, the Company issued 25,000 shares of its common stock, at a price of $0.20 per share, upon the exercise of stock options. The optionee used debt forgiveness as consideration for the exercise price. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a longstanding relationship with the Company as its former controller, and had access to the same information as would be included in a registration statement prepared by the Company.

     On August 23, 2000, the Company issued a non-statutory stock option to an individual, for the purchase of 20,000 shares of its common stock, at an exercise price of $0.35 per share, as consideration for consulting services. The option has a term of 2 years and is fully vested. The option was issued under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee is a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 1, 2000, the Company issued 330,000 shares of its common stock to three purchasers pursuant to a restructuring and repricing of an earlier purchase of stock by the three purchasers. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On September 7, 2000, the Company issued 7,500 shares of its common stock upon the exercise of a warrant at an exercise price of $0.10 per share. The holder of the warrant used cash as consideration for the exercise price. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 19, 2000, the Company issued, to a consultant of the Company, 50,000 shares of its common stock with a valuation of $0.20 per share as consideration for consulting services. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On September 28, 2000, the Company issued 2,750 shares of its common stock, at a price of $0.10 per share, upon the exercise of a warrant. The individual exercising the warrant used cash as consideration for the exercise price. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 29, 2000, the Company issued 277,888 shares of its common stock to three trade creditors in exchange for debt forgiveness in three separate transactions: (i) 204,378 shares were issued with a valuation of $0.50 per share; (ii) 33,510 shares were issued with a valuation of $0.30 per share; and (iii) 40,000 shares were issued with a valuation of $0.20 per share. Each of the three issuances was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Each of the three trade creditors to whom the shares were issued had a longstanding, pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 29, 2000, the Company issued 17,000 shares of its common stock, at a price of $0.10 per share, upon the exercise of a warrant. The individual exercising the warrant used debt forgiveness as consideration for the exercise price. The debt was in the form of a promissory note. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 30, 2000, the Company issued 6,667 shares of its common stock, at a price of $0.30 per share, in exchange for debt forgiveness. The debt was in the form of a promissory note. The issuance was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 30, 2000 the Company issued 175,000 shares of its common stock to two optionees, at a price of $0.04 per share, upon the exercise of stock options in two separate transactions, one for the issuance of 112,500 shares, and one for the issuance of 62,500 shares. The optionees each used debt forgiveness as consideration for the exercise price. The issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individuals to whom the shares were issued each had a longstanding relationship with the Company, were an officer and an employee of the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 30, 2000, the Company issued a non-statutory stock option to a law firm, for the purchase of 150,000 shares of its common stock, at an exercise price of $0.20 per share, as consideration for forgiveness of debt for past services rendered. The option has a term of 4 years and is fully vested. The option was issued under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee is a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On September 30, 2000, an individual purchased 200,000 shares of the Company's common stock for $58,175 in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a longstanding relationship with the Company, was a director of the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On October 2, 2000, the Company issued 20,000 shares of its common stock to two individuals as consideration for services, with 10,000 shares issued to each individual The stock was valued at $0.20 per share, and the services provided as consideration were advisory and consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individuals were each sophisticated investors, had longstanding relationships with the Company as shareholders, and had access to the same information as would be included in a registration statement prepared by the Company.

     Between October 1, 2000, and December 6, 2000, the Company sold 183,333 shares of its common stock at a price of $0.20 per share in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The initial sale of this offering took place on August 11, 2000, and the offering period ended on December 6, 2000. The sales were to individuals and entities, each of whom was a sophisticated investor and an existing shareholder of the Company.

     On December 31, 2000, the Company issued 70,000 shares of its common stock, at a price of $0.1471 per share, in exchange for debt forgiveness. The debt was in the form of a promissory note. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On December 31, 2000, the Company issued a warrant, to a former employee of the Company, for the purchase of 100,000 shares of its common stock, at an exercise price of $0.10 per share, as consideration for forgiveness of debt for past services rendered. The warrant has a term of 5 years. The warrant was issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The warrant holder had a longstanding relationship with the Company, was the Company's former Controller, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     From January 8, 2001, continuing through March 31, 2001, the Company sold 1,980,000 shares of its common stock, at a price of $0.05 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to individuals and entities, each of whom was a sophisticated investor.

     On February 28, 2001, the Company issued a warrant to purchase 50,000 shares with an exercise price of $0.10 to an entity in exchange for debt forgiveness of $8,734. The warrant was issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On March 12, 2001, the Company issued 500,000 shares of its common stock, at a price of $0.05 per share, to an individual in consideration for the individual entering into a non-compete agreement. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual receiving the shares was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     Effective March 31, 2001, the Company issued 159,700 shares of common stock at $.10 per share to one entity in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Effective March 31, 2001, the Company issued 28,800 shares of common stock at $.15 per share to one individual in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Effective March 31, 2001, the Company issued 250,000 shares of common stock at $.04 per share to one individual in connection with the conversion of a short term promissory note. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Effective March 31, 2001, the Company issued 130,000 shares of common stock at $.05 per share to a former employee in connection with the mutual settlement of potential claims against each party. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Effective March 31, 2001, the Company issued 120,000 shares of common stock at $.10 per share to one individual in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Effective on June 30, 2001, the Company issued 200,000 shares of its common stock to an individual in an unregistered transaction. The shares were issued as consideration for certain assets (coffee preparation equipment, an espresso machine, etc.) acquired by the Company. The stock was valued at $0.05 per share. The issuance was exempt from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The individual was a sophisticated investor and an accredited investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 1, 2001, the Company granted non-statutory stock options to three of the directors of the Company for 240,000 shares each, for a total of 720,000 shares. The options have a term of 5 years and vest at a rate of 10,000 shares per month, with 30,000 shares vested upon grant, with an exercise price of $0.05 per share. The options were granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 1, 2001, the Company granted non-statutory stock options to two of its executive officers pursuant to employment agreements, with 720,000 shares under one agreement and 480,000 under the other, for a total of 1,200,000 shares. The options have a term of 5 years and vest monthly over a period of 24 months, with an exercise price of $0.05 per share. The options were granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 1, 2001, the Company granted non-statutory stock options for the purchase of 388,000 shares to 13 of its employees pursuant to non-plan option agreements. The options have a term of 5 years and vest monthly over a period of 12 months (with slight variations in the vesting schedules among the agreements), with an exercise price of $0.05 per share. The options were granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 1, 2001, the Company granted a non-statutory stock option for the purchase of 48,000 shares to an individual for consulting services. The option has a term of 5 years and vests monthly over a period of 12 months, with an exercise price of $0.05 per share. The option was granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 2, 2001, the Company granted a non-statutory stock option for the purchase of 600,000 shares to an entity for consulting services. The option has a term of 2 years, is fully vested, and has an exercise price of $0.25 per share for 200,000 shares, $0.35 per share for 200,000 shares, and $0.50 per share for 200,000 shares. The option was granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 2, 2001, the Company issued 600,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The shares were issued to an entity (500,000 shares) and to an individual (100,000 shares). The issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Both the entity and the individual to whom the shares were issued had pre-existing relationships with the Company, the entity was controlled by a sophisticated investor and the individual was a sophisticated investor, and both investors had access to the same information as would be included in a registration statement prepared by the Company.

     On July 2, 2001, the Company issued 75,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares had a pre-existing relationship with the Company, was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 6, 2001, the Company sold 1,020,000 shares of its common stock, at a price of $0.05 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On July 6, 2001, the Company granted a non-statutory stock option to one of the directors of the Company for 240,000 shares. The option has a term of 5 years and vests monthly over 24 months, with an exercise price of $0.20 per share. The option was granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 7, 2001, the Company granted a warrant for the purchase of 200,000 shares to an individual for consulting services. The warrant has a term of 5 years, is fully vested, with an exercise price of $0.50 per share. The warrant was granted under the exemption provided by Sections 4(2) of the Securities Act of 1933, as amended. The grantee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 7, 2001, the Company issued 100,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual receiving the shares had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 16, 2001, the Company issued 40,000 shares of its common stock, at a price of $0.20 per share, to an entity in a private transaction. The shares served as consideration for certain assets purchased by the Company under the terms of an earlier Asset Purchase Agreement. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On July 28, 2001, the Company sold 300,000 shares of its common stock, at a price of $0.20 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     On August 13, 2001, the Company issued 50,000 shares of its common stock, at a price of $0.20 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     From August 18, 2001, continuing through September 30, 2001, the Company has sold 287,500 shares of its common stock, at a price of $0.40 per share in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to both individuals and entities, all of whom were accredited investors.

     On October 17, 2001, the Company sold 50,000 shares of its common stock, at a price of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The offering began in the previous quarter on August 18, 2001, with sales reported on the Company's Form 10-QSB Quarterly Report for the Quarter Ended September 30, 2001. The offering terminated with the sale on October 17. The sales during the offering were to both individuals and entities, all of which were accredited investors.

     On October 22, 2001, the Company issued 296,282 shares to an entity upon the exercise of a warrant, which had been granted for legal services rendered. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of the Company's stock at its then-current market value. The entity to whom the shares were issued had a pre-existing relationship with the Company, was controlled by sophisticated investors, and had access to the same information as would be included in a registration statement prepared by the Company.

     On November 1, 2001, the Company issued 58,525 shares to an individual upon the exercise of a warrant, which had been granted for legal services rendered. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of the Company's stock at its then-current market value. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     From November 30, 2001, continuing through the end of the period covered by this report, the Company has sold 713,500 shares of its common stock, at a price of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to both individuals and entities, all of which were accredited investors (except for one unaccredited investor who purchased 6,000 shares). In connection with this offering, during the month of December 2001, the Company granted a warrant for the purchase of 11,250 shares, at an exercise price of $0.40 per share, to a brokerage firm participating in the offering. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity to whom the warrant was issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On January 8, 2002, the Company issued 100,000 shares of its common stock, at a price of $0.40 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     From January 25, 2002, continuing through March 31, 2002, the Company sold 37,500 shares of its common stock, at a value of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. In connection with the offering, 25,000 shares of common stock were sold for cash at the price of $.40 per share and 12,500 shares of common stock were issued at a value of $.40 per share in connection the conversion of debt under a bridge note. The offering began on November 30, 2001 and was terminated with the sale on March 31, 2002. The sales were to both individuals and entities, all of which were accredited investors, and had access to the same information as would be included in a registration statement prepared by the Company.

     On January 1, 2002, the Company issued an option to one entity to purchase 200,000 shares of common stock that are exercisable at a price of $0.40 per share, which expires on January 2007. The shares of common stock vest over a period of 36 months. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the option was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On March 18, 2002, in connection with a borrowing facility (the "Borrowing Facility") in which an entity has agreed to provide the Company with a borrowing facility of up to $300,000 in the form of a long term 10% promissory notes, the Company issued a warrant to purchase 40,000 shares of common stock the are exercisable at a price of $0.40 per share to an entity as partial consideration for the receipt of a long-term note payable. The warrant expires on March 18, 2007. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants were cancelled in exchange for the issuance of shares of common stock of the Company.

     From April 2, 2002 through June 30, 2002, the Company issued warrants, exercisable at a price of $.40 per share, to purchase 244,000 shares of common stock pursuant to the Borrowing Facility. The warrants were issued as partial consideration for the receipt of a long-term note payable. The warrants expire five years from the date of issuance. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants, except for $25,000 of convertible notes and 25,000 warrants, were cancelled in exchange for the issuance of shares of common stock of the Company.

     On April 3, 2002, the Company issued 120,000 shares to an individual upon the exercise of a stock option, which had been granted for services rendered as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise price was paid in cash. The individual to whom the shares were issued had a pre-existing relationship with us, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On April 15, 2002, the Company issued 200,000 shares to an individual as compensation for services as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with our company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On April 29, 2002, the Company issued 28,171 shares to an individual upon the exercise of an option, which had been granted for services rendered. The issuance was exempt from registration under Section 4(2) and Section 3(a)(11) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of our stock at its then-current market value. The individual to whom the shares were issued had a pre-existing relationship with us, and had access to the same information as would be included in a registration statement prepared by the Company.

     On June 14, 2002, the Company issued 120,000 shares to an individual upon the exercise of a stock option, which had been granted for services rendered as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise price was paid in cash. The individual to whom the shares were issued had a pre-existing relationship with our company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On July 1, 2002, the Company granted a non-statutory stock option for the purchase of 75,000 shares of our common stock to an entity for consulting services. The option has a term of 5 years, is fully vested, and has an exercise price of $0.20 per share. The option was granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by us.

     On July 29, 2002, the Company issued warrants, exercisable at a price of $.40 per share, to purchase 25,000 shares of common stock pursuant to the Borrowing Facility. The warrants were issued as partial consideration for the receipt of a long-term note payable. The warrants expire five years from the date of issuance. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants were cancelled in exchange for the issuance of shares of common stock of the Company.

     On August 5, 2002, the Company granted a non-statutory stock option for the purchase of 250,000 shares of our common stock to a law firm as consideration for forgiveness of debt for past services rendered. The option has a term of 5 years, is fully vested, and has an exercise price of $0.15 per share. The option was granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with us and had access to the same information as would be included in a registration statement prepared by the Company.

     From September 16, 2002, continuing through September 30, 2002, the Company sold 2,025,425 shares of common stock, at a price of $0.20 per share in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. 575,000 of the shares issued in this offer were in exchange for cash. 1,450,425 of the shares issued in this offer were in exchange for debt forgiveness and cancellation of warrants to purchase 284,000 shares of common stock. The sales were to both individuals and entities, all of whom were accredited investors.

     On September 19, 2002, the Company granted a non-statutory stock option for the purchase of 150,000 shares of common stock to an entity for consulting services. The option has a term of 5 years, is fully vested, and has an exercise price of $0.20 per share. The option was granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by us.

     On September 30, 2002, the Company issued 25,000 shares of its common stock, at a price of $0.20 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

     On November 18, 2002, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $0.01 per share. The warrant was issued as additional consideration in conjunction with the receipt of a short term, non-interest bearing loan in the amount of $100,000, which is presently still owed. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.


     To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with the selling stockholders on December 20, 2002 for the sale of (i) $750,000 in convertible debentures and (ii) a warrants to buy 1,875,000 shares of our common stock. In connection with the Securities Purchase Agreement dated December 20, 2002, we entered into a term sheet which provided for a total investment of up to $5,000,000, of which the future investment of up to $4,250,000 is subject to agreement by both parties on mutually acceptable terms. The investors are obligated to provide the Company with the funds as follows:


     o    $250,000 was disbursed on December 20, 2002 ;


     o    $250,000 was disbursedon January 23, 2003; and


     o    $250,000   will  be  disbursed   within  five  business  days  of  the
          effectiveness of this prospectus.


     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.


     The debentures bear interest at 10%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

     * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Peabodys or executive officers of Peabodys, and transfer was restricted by Peabodys in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Peabodys Coffee, Inc., a Nevada corporation.

Exhibit No.    Description

3.1(1)         Articles of Incorporation of Kimberley Mines, Inc.

3.2(1)         Certificate  of Amendment of Articles of  Incorporation  (Mine-A-
               Max Corp.)

3.3(1) Certificate of Amendment of Articles of Incorporation (Peabodys Coffee, Inc.)

3.4(1)         Amended and Restated Bylaws of Peabodys Coffee, Inc.

3.5(4)         Amendment No. 1 to Bylaws

3.6(1)         Peabodys Coffee, Inc. 1995 Stock Option Plan

3.7(1)         Peabodys Coffee, Inc. 1999 Stock Option Plan


4.1(5) Common Stock Purchase Warrant with AJW Offshore, Ltd. dated December 20, 2002

4.2(5) Common Stock Purchase Warrant with AJW Partners, LLC dated December 20, 2002

4.3(5)         Common Stock Purchase Warrant with AJW Qualified  Partners,  LLC.
               dated December 20, 2002

4.4(5)         Convertible Debenture with AJW Offshore,  Ltd. dated December 20,
               2002

4.5(5)         Convertible  Debenture with AJW Partners,  LLC dated December 20,
               2002

4.6(5) Convertible Debenture with AJW Qualified Partners, LLC dated December 20, 2002

4.7 Securities Purchase Agreement for the $750,000 financing entered on December 20, 2002.

4.8(5)         Security Agreement

4.9(5)         Intellectual Property Security Agreement

4.10(5)        Registration Rights Agreement

4.11           Common Stock  Purchase  Warrant  with AJW  Offshore,  Ltd.  dated
               January 23, 2003

4.12           Common  Stock  Purchase  Warrant  with AJW  Partners,  LLC  dated
               January 23, 2003

4.13           Common Stock Purchase Warrant with AJW Qualified  Partners,  LLC.
               dated January 23, 2003

4.14           Convertible  Debenture with AJW Offshore,  Ltd. dated January 23,
               2003

4.15           Convertible  Debenture  with AJW Partners,  LLC dated January 23,
               2003

4.16           Convertible  Debenture  with AJW  Qualified  Partners,  LLC dated
               January 23, 2003


5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1(1)        Executive Services Agreement with Barry J. Gibbons

10.2(2)        Asset Purchase Agreement with Arrosto Coffee Company, LLC

10.3(3)        Amendment No. 1--Arrosto Asset Purchase Agreement

10.4(3)        Amendment No. 2--Arrosto Asset Purchase Agreement

10.5(4)        Manufacturers Representative Agreement.

23.1           Consent of Nicholson & Olson (filed herewith).

23.3           Consent of legal counsel (see Exhibit 5).

(1) Incorporated by reference to the Company's Registration Statement on Form 10-SB, as amended, originally filed with the Commission under the Exchange Act on December 21, 1999.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB, filed with the Commission on June 29, 2000.

(3) Incorporated by reference to the Company's Amended Quarterly Report for the Period Ending September 30, 2000, filed on Form 10-QSB/A with the Commission under the Exchange Act on February 1, 2001.

(4) Incorporated by reference to the Company's Amended Annual Report for the Year Ending March 31, 2002, filed on Form 10-KSB/A with the Commission under the Exchange Act on July 16, 2002.


(5) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on January 9, 2003.


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rocklin, State of California, on March 27, 2003.


                                        PEABODYS COFFEE, INC.


                                        By: /s/ Todd N. Tkachuk
                                           -------------------------------------
                                           Todd N. Tkachuk, President, CFO and
                                           Secretary

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

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                             TITLE                      DATE


/s/ Todd N. Tkachuk               President, Chief Financial      March 27, 2003
---------------------------       Officer, Secretary and
    Todd N. Tkachuk               Principal Accounting Officer


/s/ John Phillips                 Chairman                        March 27, 2003
---------------------------
    John Phillips


                                  Director                        March 27, 2003
---------------------------
    Barry Gibbons


/s/ Roman Kujath                  Director                        March 27, 2003
---------------------------
    Roman Kujath


/s/ David Lyman                   Director                        March 27, 2003
---------------------------
    David Lyman


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